Exhibit 2.1


                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of May 21, 2001 among BCP Ingredients, Inc., a Delaware corporation ("Buyer"), and DuCoa L.P. a Delaware limited partnership ("DuCoa"), and DCV, Inc., a Delaware corporation ("DCV") and the general partner of DuCoa, and DCV GPH, Inc., a Delaware corporation ("LP") and a limited partner of DuCoa (DuCoa, DCV and LP being together referred to herein as "Sellers" and being individually referred to herein as a "Seller").

                                   BACKGROUND

     Buyer desires to purchase and acquire from Sellers, and Sellers desire to sell, assign and transfer to Buyer, certain assets, properties and business, as a going concern, of Sellers, forming part of or used in connection with any of the Business (as herein defined), with the exception of certain excluded assets hereinafter specified, upon the terms and subject to the conditions hereinafter set forth.

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1

1.   Purchase and Sale of Business and Assets.

     1.1 Acquired Assets. Subject to and upon the terms and conditions of this Agreement, Sellers shall sell, transfer, convey, assign, grant and deliver (collectively "Transfer") to Buyer, and Buyer shall acquire, and except as otherwise indicated in this Section 1.1, at the Closing (as hereinafter defined), subject to the Permitted Liens (as hereinafter defined), all right, title and interest in and to all business, properties, assets, machinery, equipment, furniture, fixtures, licenses, goodwill and rights of Sellers as a going concern, of every kind, nature and description, tangible and intangible, owned or leased, real or mixed, wherever located and whether or not carried or reflected on the books or records of any Seller, including all properties, assets, franchises, rights described in the form of Bill of Sale annexed as
Exhibit 1.1 hereto (the "Bill of Sale"), and all of the Acquired Assets, as hereinafter referred to, but excluding the Excluded Assets (as hereinafter defined), as the same shall exist on the Closing Date (as hereinafter defined), forming part of or used in connection with any of the Business (as hereinafter defined). All of the foregoing (other than the Excluded Assets) are herein collectively referred to as the "Acquired Assets." The Acquired Assets also include, without limitation, all, or where expressly indicated below in this
Section 1.1, all right and title and interest of any of Sellers in and to all, of the following:

         1.1.1 all real property and buildings and improvements thereon and all interests therein or pertaining thereto (other than leasehold interests covered by Section 1.1.3 below) owned by any Seller and used or occupied in connection with any of the Business (as defined in Section 1.2 below) (such real property being hereinafter referred to as the "Owned Real Property"), including the real property more particularly described on Schedule 1.1.1 of the Disclosure Schedule (as hereinafter defined);

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         1.1.2 all tools, dies, molds, jigs, patterns, tooling, fittings, tanks, machinery, equipment, cranes, furniture, furnishings, fixtures, vehicles, rolling stock, and all computer hardware, used in connection with any of the Business, all related claims, credits, and rights of recovery and set-off with respect thereto, and all other items of tangible personal property of any Seller used by any Seller in connection with any of the Business (collectively the "Equipment"), including the items of Equipment more particularly described on
Schedule 1.1.2 of the Disclosure Schedule;

         1.1.3 all leasehold interests used, held or occupied in connection with any of the Business in all properties, real or mixed, wherever situated (but excluding the leased Randolph, Wisconsin real property, the leased Highland, Illinois real property and the leased Wilmington, Delaware real property (the "Excluded Leased Property"), and any and all leasehold improvements located in the buildings and improvements used by any Seller thereat (collectively, "Leased Real Property," and, together with the Owned Real Property and the Excluded Leased Property, the "Real Properties"), including under the leases more particularly described on Schedule 1.1.3 of the Disclosure Schedule and all leasehold improvements located thereon;

         1.1.4 all U.S. and foreign trademark registrations and applications therefor, and all right, title and interest of any of Sellers in and to all names, titles, trademarks, trade names, service marks and logos owned, used or proposed for use in connection with any of the Business, and any names similar to or any derivation or variation of any and all thereof, and the goodwill pertaining thereto and all right to fully exploit such names and other property and rights (all of the above being hereinafter referred to as the "Marks"), including, those names, marks and logos more particularly described on Schedule
1.1.4 of the Disclosure Schedule;

         1.1.5 all patents and patent applications owned or used in connection with any of the Business, and the goodwill pertaining thereto and the right to fully exploit, and enforce infringement claims in respect of, such patents (collectively, "Patents"), including those Patents more particularly described on Schedule 1.1.5 of the Disclosure Schedule subject to those licenses identified on said Schedule 1.1.5;

         1.1.6 all of the right, title and interest (including by reason of license or lease) of any Seller in or to any and all software, computer programs, and software products and services owned, used, licensed, developed, being developed or intended to be developed for or in connection with any of the Business, whether for internal use (including engineering, design, manufacturing, quality control, quality assurance, inventory control, pricing and testing programs and software to create, publish, manufacture and distribute any web site or home page) or for sale or license to others, and any and all software, computer programs and software and software-related products and services heretofore or currently or at the Closing manufactured, published, licensed and/or marketed or proposed to be manufactured, published, licensed and/or marketed, or under any stage of development, revision, upgrade, modification or planning, for or in connection with any of the Business , in all versions and releases, and all updates and enhancements of or to any of the foregoing, including all run-time systems, libraries, examples, utilities, data files, manuals, guides and written and related materials and all Intellectual Property and Documentation (as such terms are herein defined), whether or not patented or copyrighted, related to the implementation or use of any thereof (collectively, "Programs");

         1.1.7 all right, title and interest of any of Sellers in and to all documentation, records and software, whether in machine or visually readable or other tangible

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form, evidencing, representing or containing any Intellectual Property (as hereinafter defined) related to any of the Business in the possession or under the control of any of Sellers whether relating to any of the Programs or used in or in connection with or necessary to any of the Business and/or the Acquired Assets, including any and all manuals, functional and design specifications, user and programmer instructions, engineering, design, manufacturing, machining, quality control, quality assurance, inventory control, pricing and testing instructions, flow charts and diagrams, coding constructions, testing notes, error reports and logs, patches and patch instructions, itemizations of development tools, and all other writings which would be necessary or helpful to a skilled programmer to understand, maintain and enhance any Program (collectively, "Documentation");

         1.1.8 all right, title and interest of any of Sellers in and to all know-how and other intellectual property of or developed or under development by or for any of Sellers necessary for or used in or for any of the Business, including all research and/or development and all results of all projects related thereto whether partial, in progress or completed, trade secrets, vendor information, lists and data bases, proprietary processes and other information, methods and apparatus, information not known to the general public, each literary work, whether or not copyrightable, copyrights and copyright applications, ideas, concepts, product and other designs and drawings, discoveries, formulae, patents, patent applications, technical information, product and service developments, inventions, invention disclosures, improvements, software, source codes and materials, object codes and materials, algorithms, techniques, mask work rights, prototypes, engineering and design models, information with respect to firmware and hardware, and any information relating to any product or Program which has either been developed, acquired or licensed for or used in or necessary for any of the Business, and also including all of the foregoing relating in any manner to any of the projects referred to in Schedule 1.1.8 of the Disclosure Schedule, and also including the maintenance, modification or enhancement any and all of the foregoing, all vendor and customer sales and purchase records and files of or related to any of the Business, and all outsourcing, fulfillment, dealer, distribution, engineering, design, manufacturing, quality control and assurance, pricing and testing information, and all product and other information from all relevant pages and portions of any and all websites of or maintained by or for any Seller which covers or refers to any of the Business (collectively, together with the Marks, the Patents, the Documentation and the Programs, "Intellectual Property");

         1.1.9 each contract, agreement, lease, license, franchise, purchase order, sale, license or service order, permit, instrument, commitment, arrangement and understanding (in each case, whether written or oral and including all amendments thereto) to which any Seller is a party or by which any Seller or the Business is bound or under which any Seller has any rights or is entitled to any benefits relating to the Business, including, (i) all maintenance, service, partnership and joint venture, license, royalty, supply, purchase, distribution, dealer, distributor, advertising and promotional services agreements, purchase orders, sale orders, government contracts, bids and proposals, awards, options to purchase any asset or property rights, (ii) all restrictive and negative covenants, non-competition, proprietary property, non-disclosure and confidentiality agreements in favor of any Seller or the Business or with any and all former or current employees and consultants having access to Intellectual Property or rendering services to or for any of the Business to the extent relating to any of the Business, and (iii) all leases of machinery, equipment and other personal property accepted by Buyer and listed on
Schedule 1.1.9 of the Disclosure Schedule relating to or used in connection with any of the

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Business (other than those identified as Excluded Assets or constituting
Excluded Liabilities (as defined below)) (collectively, "Contracts");

         1.1.10 all right, title and interest of any of Sellers in and to all promotional materials of every kind, nature and description used in, or necessary for the operation of, any aspect of the Business, including all physical copies and media of items constituting any part thereof, and all user manuals, tapes, compact disks and diskettes, and all advertising, artwork, templates and related creative materials for advertisements, catalog insertions, page layouts, promotional and product literature and displays, marketing materials, brochures and pamphlets related to any of the foregoing, in each case to the extent any Seller has any right, title or interest therein or with respect thereto (collectively, "Business Materials").;

         1.1.11 the proceeds of any and all insurance, and the right to receive the proceeds of any and all insurance, with respect to any and all claims which have been or may be asserted in connection with the damage, destruction or loss to any tangible property hereunder included, or which, but for such damage, destruction or loss, would have been included, in the Acquired Assets, to the extent not utilized prior to the Closing directly and exclusively to repair or replace the lost, damaged or destroyed items (collectively the "Insurance Proceeds");

         1.1.12 all easements, rights-of-way, privileges, licenses or other interests of any of Sellers in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on or across, in front of, abutting or adjoining, any of the Owned Real Property; and all right, title and interest of any Seller or any affiliate, if any, in and to any awards made or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of any change of grade of any such highway, street, road or avenue;

         1.1.13 all rights which any Seller may have against any of its suppliers under express or implied warranties related to any of the Business or any products or services sold or offered by or through the Business;

         1.1.14 all right, title and interest of any of Sellers in and to all operating data and records of any Seller which are necessary to or used in the operation of any of the Business, wherever located, including all books of account, files and records of or used in or for any of the Business, whether in hard copy, electronic, magnetic or other format, including purchase and sales records and information, customers' records, records pertaining to customer requirements, equipment maintenance and warranty information, customer and prospect lists, correspondence, catalogues, promotion materials, customer contacts, customer invoices, customer returns and vendor product information, and restrictive and negative covenants, non-competition, proprietary property and confidentiality agreements, and all other files, records, literature and other documents necessary to or used in or for any of the Business, excluding only attorney-client or attorney work product documents or communications (collectively, "Files and Records"); provided, that any file or record that pertains solely to the Excluded Assets or Excluded Liabilities shall not be included;

         1.1.15 all prepaid items, advance payments, customer advances and prepayments relating to any of the Business, including the items more particularly described on Schedule 1.1.15 of the Disclosure Schedule, but excluding the items more particularly described on Schedule 1.3.15 of the Disclosure Schedule;

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         1.1.16 all right, title and interest of any of Sellers in and to all licenses, permits, security clearances, authorizations, franchises and certifications, including ISO 9002 certifications, and other consents and approvals issued by any agency, division, subdivision, audit group or procuring office of any federal, state, local or foreign government, or any industry, trade or standards authority, association or other organization, used or necessary in the conduct of any of the Business ("Permits and Approvals");

         1.1.17 all rights to payment, causes of action, claims and rights of recovery of any Seller originating or resulting from or arising in connection with any of the Business, and/or the Acquired Assets, excluding only those listed on Schedule 1.3.7 of the Disclosure Schedule; and

         1.1.18 all right, title and interest of any of Sellers in and to the Business as a going concern, including all of the right, title and interest of any of Sellers in and to the telephone, telex, telefacsimile and facsimile numbers and directory listings, and all passwords and security protection procedures and systems.

     1.2 The Business. The businesses, operations and rights of Sellers or any of them pertaining or relating to any or all of the "Verona Operations", the "M-CAP Operations" and/or any of the "Products" (as each such term is defined in Schedule 1.2 hereto), and/or the ownership and/or use of any and all assets, properties and rights used in connection with any of the foregoing, are herein called collectively the "Business."

     1.3 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Acquired Assets shall not include any of the following (the "Excluded Assets"), which Sellers shall continue to own and be responsible for after the Closing:

         1.3.1 all inventories of Sellers, including goods held by Seller for sale, raw materials, work-in-process, finished goods and supplies, but not spare or replacement parts or components for or related to any of the Equipment (collectively "Inventory");

         1.3.2 any cash or cash equivalents of Sellers on hand or on deposit;

         1.3.3 all trade accounts receivable of Sellers for the sale of Inventory or other accounts receivable in the ordinary course of business as of the date immediately prior to the Closing Date (the "Receivables");

         1.3.4 all refunds or credits in respect of income and franchise taxes paid by Sellers (whether federal, state or local taxes) for periods prior to the Closing Date;

         1.3.5 those leases, contracts and agreements identified on Schedule
1.3.5 of the Disclosure Schedule (the "Excluded Contracts");

         1.3.6 all limited partnership and corporate formation documents of Sellers, including minute books and stock ledgers;

         1.3.7 those claims and causes of action of Sellers identified in
Schedule 1.3.7 of the Disclosure Schedule, or constituting only an affirmative defense accrued prior to the Closing Date to any of the Excluded Liabilities;


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         1.3.8 (i) all assets historically located at Sellers' Wilmington, DE or
Highland, IL facilities, and never located at the Owned Real Property, in the nature of furniture, office equipment, laboratory equipment, computer hardware (including software used thereon) and office and laboratory supplies, other than those used primarily for or in connection with the Business operations at Verona, Missouri and/or Randolph, Wisconsin, and (ii) the central processing system historically located at Sellers' Highland, IL facility (and the software therefor);

         1.3.9 Sellers' real property and improvements located at Miley, SC, Sellers' abandoned Miley, SC plant and all tangible personal property historically located at such abandoned plant (collectively with said real property, improvements and plants, the "Excluded Miley Assets");

         1.3.10 all Documents containing consolidated information of the Business and other businesses of Sellers as long as Buyer otherwise receives as part of the Acquired Assets all such information relevant to the Business in other Documents;

         1.3.11 the Intellectual Property for the production of those products identified in Schedule 1.3.11(a) of the Disclosure Schedule previously sold, transferred or assigned by any of Sellers in the transactions identified in said
Schedule 1.3.11(a) and not used in any part of the Business (other than pursuant to the terms of the tolling agreements identified in said Schedule 1.3.11(b));

         1.3.12 all right, title and interest in and to the trademarks and tradenames, "DuCoa" and "DCV";

         1.3.13 all right, title and interest in and to any websites, or Intellectual Property, Documentation or Programs exclusively for such websites, used, owned or licensed by any of the Sellers except for the website information referred to in Section 1.1.8 hereof;

         1.3.14 all right, title and interest in and to any Programs, or Intellectual Property or Documentation exclusively for any Programs, except for such Programs, or Intellectual Property or Documentation for any Programs, used primarily at or for the Verona, MO site or the Business; and

         1.3.15 prepaid items, advance payments, customer advances and prepayment listed in Schedule 1.3.15 of the Disclosure Schedule.

     1.4 Instruments of Transfer. The Transfer to Buyer of each of the Acquired Assets as herein provided shall be effected by warranty deeds, bills of sale, licenses, endorsements, assignments, certificates of title, and/or other good and sufficient instruments of transfer and conveyance, satisfactory in form and substance to Buyer and as shall be effective to vest in Buyer title to each such Purchased Asset as required by this Agreement.

     1.5 Title to Acquired Assets. Sellers shall Transfer to Buyer good and marketable title to all of the Acquired Assets, free and clear of any and all claims, liabilities and obligations and free and clear of any and all liens, pledges, charges, mortgages, security interests, restrictions, leases, licenses, easements, liabilities, claims, encumbrances, preferences, priorities or rights of others of every kind and description (collectively, "Liens"), except for those liens or limitations expressly identified on Schedule 1.5 of the Disclosure Schedule ("Permitted Liens").

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     1.6 Intellectual Property. Without intending to limit or affect any other representation or covenant made herein or pursuant hereto, Buyer shall have all rights as Sellers collectively have to use, assert and/or apply for patent, trademark, copyright and other statutory or common law protection for any or all Intellectual Property in any and all countries. Sellers agree to assist, and to use at Buyer's expense all commercially reasonable efforts to cause each of its current employees and contractors to assist, Buyer in every way to apply for, prosecute and obtain, and from time to time enforce, any and all patent, trademark, copyright and other statutory or common law protection for any of the Intellectual Property in any and all countries. Sellers shall, or shall use commercially reasonable efforts to cause the appropriate employee or contractor to, execute any and all assignments, transfers, applications and other papers covering any Intellectual Property which may be considered necessary or helpful by Buyer in furtherance of the foregoing and/or to accomplish the assignment, transfer and/or license of any Intellectual Property to persons designated by Buyer. Seller constitutes and appoints Buyer its attorney-in-fact to execute and deliver all applications for registration in its behalf of such copyrights and to cause all assignments required, permitted or contemplated under the terms of this Agreement to be recorded.

     1.7 Assignment of Certain Contracts. Buyer and Sellers acknowledge that certain of the Contracts, Permits and Approvals and Intellectual Property may not, by their terms or under applicable law, be assignable without obtaining third-party consents or approvals (collectively, "Unassignable Contracts"). Each of Sellers acknowledges that the inability to assign any of the Unassignable Contracts shall not relieve any Seller of the obligation to sell and deliver such of the Acquired Assets as shall be tangible and/or capable of being delivered or otherwise assignable as long as the compliance with such obligation does not put any Seller in breach of any such Unassignable Contract. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Unassignable Contract if an attempted assignment thereof, without the consent of a third-party thereto, would constitute a breach thereof. Any assignment to Buyer by any Seller of any Unassignable Contract or any claim or right or any benefit arising thereunder or resulting therefrom which shall require the consent of any third party, shall be made subject to such consent being obtained. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Buyer thereunder, Sellers shall both before and after the Closing cooperate with Buyer in any reasonable arrangement requested by Buyer to provide for Buyer at Buyer's expense all rights and benefits under any or all of such Unassignable Contracts, including enforcement for the benefit of Buyer of any and all rights of any Seller against any third-party arising out of the breach or cancellation by such third-party or otherwise, and Sellers shall both before and after the Closing, and without further consideration therefor, pay, assign and remit to Buyer promptly all monies, and, to the extent permitted, all other rights or consideration received, or which may be received or obtained in respect of performance of any of the Unassignable Contracts. When any such consent shall be obtained or any such Unassignable Contract shall otherwise become assignable, Sellers shall promptly assign same to Buyer and Buyer shall, to the extent and only to the extent the same constitute Assumed Obligations (as defined below) be deemed to have assumed Sellers' obligations under the Unassignable Contracts, but in each case only if Buyer shall be entitled to the full benefits associated therewith. Until such time, no Seller shall enter into any amendment of any Unassignable Contract without the prior written consent of Buyer.


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                                   ARTICLE 2

2. Purchase Price; Assumption of Obligations; Adjustments; Prior Agreement.


     2.1 Purchase Price. Subject to and upon the terms and conditions of this Agreement, including the adjustments hereinafter referred to, Buyer shall pay to Sellers, in full payment for the Acquired Assets and in reliance upon the representations and warranties made herein by Sellers, the purchase price (the "Purchase Price") set forth on and computed in accordance with Schedule 2.1 hereto, and payable in the manner and subject to adjustment as provided in said
Schedule 2.1.

     2.2 Allocation. The Purchase Price shall be allocated among the Acquired Assets as determined by Buyer in its reasonable judgment, and Buyer shall notify Sellers thereof in writing within ninety (90) days following the Closing, and such allocation shall be binding on Sellers. The parties hereto shall file all tax returns consistently with such allocation.

     2.3 Assumed Obligations. Except as may otherwise be provided hereunder, Buyer shall, at the Closing, execute and deliver to Seller an Obligations Undertaking in the form of Exhibit 2.3 hereto (the "Obligations Undertaking"), pursuant to which Buyer shall assume and agree to pay and perform as the same shall become due in accordance with their respective terms, the obligations of Sellers set forth in the Obligations Undertaking, in each case, only to the extent that such obligation is legally enforceable and also shall not have been paid, performed or discharged prior to the Closing (hereinafter collectively referred to as the "Assumed Obligations").

     2.4 Excluded Liabilities. Except as expressly provided in the Obligations Undertaking, and without intending to limit the provisions of Article 8 hereof, Buyer shall not and does not assume any liability or obligation of any Seller, fixed or contingent, disclosed or undisclosed, and does not and shall not assume any liability for any claim, debt, default, duty, obligation or liability of any Seller of any kind or nature, whether known or unknown, contingent or fixed, all of which, to the extent that they exist on and after the Closing shall be retained by Sellers. All of the foregoing are collectively referred to as the "Excluded Liabilities" and also include (without intending to limit the provisions of Article 8 hereof) all of the following:

         2.4.1 any and all liabilities and obligations based on or arising from the presence, use, disposal or treatment of any Hazardous Substance (as hereinafter defined) on or about any of the Real Properties or any of the Prior Properties (as hereinafter defined) or any of the disposal, storage or other sites or premises used or occupied by or for any Seller or any past or present affiliate or partner thereof, or any discharge or release of a Hazardous Substance prior to the Closing Date, or failure to obtain any license or permit required in connection with any Hazardous Substance, or arising out of any non-compliance with any environmental, health or safety law, ordinance, rule or regulation, in each case to the extent based on or arising from any act, transactions, state of facts or other condition or conduct which existed before the Closing Date, whether or not then known, including all fines, penalties, remedial action and clean-up and other costs and expenses;

         2.4.2 any obligation or liability of any Seller based upon acts or omissions of any Seller occurring on or after the Closing Date;


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         2.4.3 any Seller's obligations under any stock or equity option, stock or equity purchase or profit-sharing plans or agreements;

         2.4.4 any brokerage, investment banking or finder's fee payable by any of Sellers in connection with the transactions contemplated hereby;

         2.4.5 any liabilities of any Seller to any of its present or former partner whether or not arising out of any action by any Seller or in connection with any of the transactions contemplated hereby;

         2.4.6 any and all obligations of any Seller for any indebtedness, including capitalized leases not expressly assumed by Buyer hereunder and amounts advanced by any Seller or any affiliate thereof or amounts otherwise owed or payable by any Seller or any affiliate thereof, and any and all other intercompany obligations (whether current or long-term);

         2.4.7 except as expressly set forth in Section 6.6 hereof, any and all debts, liabilities and obligations of any Seller incurred or accrued with respect to any period, or circumstances, or state of facts or occurrences, on, or prior to the Closing Date, relating to bonuses, salaries, wages, incentive compensation, compensated absences, workmen's compensation, FICA, unemployment taxes, employee benefits, medical and health, deferred compensation, wage continuation, severance, termination, pension (including any unfunded accrued or vested obligation), section 401(k) plans, cafeteria, child care, retirement, profit-sharing or similar plans or arrangements and any and all vacation, holiday or sick pay or leave incurred or accrued with respect to any current or former employees of Seller whether or not such employees become employees of Buyer;

         2.4.8 any and all domestic and foreign federal, state and local income, payroll, property, sales, use, franchise or value added tax liabilities, imposed on any Seller or with respect to income or activities of any Seller, including assessments and governmental charges or levies imposed in respect of such taxes, and any and all other taxes of any Seller, any subsidiary or affiliate, including any income or gains tax with respect to the Transfer of Acquired Assets contemplated hereby;

         2.4.9 any and all liabilities and obligations of any Seller arising under or in connection with this Agreement (including indemnification obligations and obligations to pay expenses arising out of this Agreement), or from any failure to perform any of the agreements contained herein or incurred in connection with the consummation of the transactions contemplated hereby, or for which any Seller is responsible under this Agreement, including fees of lawyers, accountants and other advisors;

         2.4.10 any and all liabilities and obligations with respect to claims, suits, legal, administrative, arbitral or other actions, proceedings and judgments with respect to causes of action or disputes arising out of, and other actual or alleged liabilities of any Seller asserted or imposed, or arising out of, any events occurring, or circumstances or state of facts existing, on or prior to the Closing Date, including personal injury, anti-trust, tort negligence, deceptive, unfair or illegal trade practices, or any product liability (including strict liability) or warranty claim with respect to products, goods or items manufactured, sold or distributed or services rendered by any Seller prior to the Closing Date;


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         2.4.11 any and all debts, liabilities and obligations of any Seller with respect to any of the Excluded Assets and/or the Excluded Contracts;

         2.4.12 any and all liabilities or obligations arising out of any breach, default or non-performance of any lien, license, agreement, or contract, oral or written, or any violation of or failure of compliance with any law, rule, regulation, ordinance, order or judgment, policy or requirement of any governmental body, authority, agency, court, arbitrator(s) or tribunal occurring or accrued, or attributable to any fact, occurrence or state of fact or condition, on or before the Closing Date;

         2.4.13 any and all accrued liabilities and obligations arising under leases of real and personal property by any Seller to be assumed by Buyer, including all arrearages in rent, for all periods prior to the Closing Date;

         2.4.14 any and all claims or liabilities relating to any actions by any present or former partner, shareholder, director, officer or employee of any Seller or any affiliate thereof or of any predecessor of any Seller or any affiliate thereof (including trustees of employee benefit plans) on or prior to the Closing Date; and

         2.4.15 any and all liabilities or obligations to or as a guarantor, co-obligor or surety of any Seller or any affiliate thereof.

     2.5 Apportionment of Certain Expenses.

         2.5.1 Appropriate adjustments and apportionments shall be made between Sellers and Buyer, as of the close of business on the calendar day immediately preceding the Closing Date, for (i) real property (but not transfer or sales) taxes, assessments and rentals, utilities, water, fuel and sewage expense in respect of the Owned Real Properties and leased Equipment assigned to Buyer and
(ii) personal property (but not transfer or sales) taxes applicable to the tangible Acquired Assets, such that Sellers shall be responsible for the pro rated portion attributable to all periods ending prior to the Closing Date and Buyer shall be responsible for the pro rated portion attributed to all periods commencing on the Closing Date. To the extent Buyer assumes an accrued obligation referred to in this Section 2.5.1 which is the responsibility of Sellers, Sellers shall pay such amount to Buyer at the Closing. To the extent Sellers have paid an obligation referred in this Section 2.5.1 which is the responsibility of Buyer, such payment shall be added to the amount of the Purchase Price payable at the Closing.

         2.5.2 In addition, the Purchase Price (and the amount thereof payable at the Closing) shall be reduced by the amount of all accrued vacation pay as of the Closing Date for all personnel of the Business who shall be hired by Buyer.

         2.5.3 If all the apportionments and reductions set forth above are not accomplished at the Closing Date, then, as soon as practicable after said date, representatives of Sellers and Buyer will examine all appropriate books and records in order to make the determination of said apportionment. Payment in respect thereof shall be made within 10 days after such determination; provided, that if the payments with respect to real and personal property taxes are based in whole or in part on the previous year's taxes, there shall be a later adjustment to reflect the current year's taxes when the tax bills are finally rendered.

     2.6 Prior Agreement. At the Closing, Sellers shall execute and deliver to
Buyer: a power of attorney with respect to Sellers' rights under that certain Asset Purchase Agreement, identified in Schedule 2.6 of the Disclosure Schedule (the "Prior Agreement"), and a security agreement, with respect to any and all sums now or hereafter payable to any of Sellers under or by reason of the Prior Agreement, all in the form appended to Schedule 2.6 of the Disclosure Schedule (collectively the "PA/Security Agreement").

     2.7 Certain Other Transfers.

         2.7.1 Promptly after the execution hereof, Sellers shall take all steps and execute and file all applications, assignments, notices and other documents necessary or reasonably requested by Buyer to promptly transfer to Buyer or to permit Buyer to promptly obtain in its own name all Licenses.

         2.7.2 Sellers shall use their best efforts to cause all toll-free customer service telephone numbers used primarily for the Business to be transferred to Buyer effective within fifteen (15) days of the Closing Date.

                                   ARTICLE 3

3. Closing; Deliveries; Conditions Precedent.

     3.1 Closing.

         3.1.1 The Closing under this Agreement (the "Closing") shall take place at the offices of Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York at 10:00 a.m., local time, on May 31, 2001 or such other date, place or time as the parties hereto shall mutually agree upon; provided that if Buyer is actively engaged in efforts to obtain bank or institutional lender financing for the acquisition contemplated hereby, then Buyer shall be entitled to extend the date of the Closing until a date on or before June 15, 2001 (such date for the Closing as Buyer may designate from time to time being herein called the "Buyer Designated Date"), it being acknowledged by all parties that Buyer has not assured and cannot assure that such financing will be obtained and that none of Sellers will have any claim or cause of action whatsoever, nor will Buyer be deemed to be in breach or default, if such financing is not obtained. The time and date of the Closing is referred to in this Agreement as the "Closing Date", but for purposes of any calculation or determination required to be made by any of the parties following the Closing, the Closing shall be deemed to have been effective as of 12:01a.m. on the Closing Date.

         3.1.2 In the event that the Closing is not held on or before May 31, 2001, and such failure to hold the Closing is solely the result of a failure to satisfy the condition set forth in Section 3.6.8 hereof without there also being a failure of any other condition set forth in Section 3.6 hereof and which such failure to satisfy the condition set forth in Section 3.6.8 is not due to any act or omission of any of Sellers (the foregoing taken as a whole being a "Buyer Financing Cause"), then, for each day after May 31, 2001 through the earlier of
(x) June 15, 2001, and (y) the Buyer Designated Date, the Purchase Price shall be increased by $3,000 (the "Buyer Delay Increase"). Under no circumstances shall any Buyer Delay Increase be payable by Buyer or added to the Purchase Price if a delay in the Closing is due to any cause or event other than the Buyer Financing Cause.

         3.1.3 All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

     3.2 Deliveries of Selling Parties. At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer:

         3.2.1 the Bill of Sale, executed by Sellers;

         3.2.2 a Post-Closing Escrow Agreement, substantially in the form of
Exhibit 3.2.2 hereto, dated as of the Closing Date, among the Sellers and Buyer, and the Escrow Agent thereunder (the "Escrow Agreement"), executed by Sellers and pursuant to which $250,000 of the portion of the Purchase Price payable at Closing (the "Escrow Amount") shall be deposited in escrow thereunder;

         3.2.3 a Non-Competition Agreement, dated as of the Closing Date in the form of Exhibit 3.2.3 hereto, among each of Sellers and Buyer (the "Non- Compete Agreement"), as executed by each of Sellers;

         3.2.4 a Non-Competition Agreement, dated as of the Closing Date, in the form of Exhibit 3.2.4 hereto, between James Doncheck and Buyer, executed by said individual;

         3.2.5 such warranty deeds, endorsements, assignments, and other instruments of Transfer, in form and substance reasonably required by Buyer, as shall be effective to vest in Buyer, good and marketable title to the Acquired Assets as provided herein;

         3.2.6 instruments of assignment and transfer of all Marks, Patents and Intellectual Property to be Transferred from any of Sellers to Buyer hereunder, executed by the applicable Sellers, in form and substance satisfactory to Buyer;

         3.2.7 with respect of each parcel of the Owned Real Property, evidence as to whether such parcel is located within a flood hazard area for purposes of the National Flood Insurance Act of 1968, as amended;

         3.2.8 a survey (collectively, the "Survey") of each parcel of the Owned Real Property, dated not more than 60 days prior to the Closing Date, certified to Buyer and its lenders, and either (i) made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" established and adopted by the American land Title Association and American Congress on Surveying and Mapping in 1992, and meeting the accuracy requirement of an "Urban" survey as defined therein, or (ii) meeting the applicable state survey requirements and sufficient to obtain "Extended Coverage Endorsements" for each applicable title insurance policy insuring over the general exceptions contained customarily in any such policy, in the case of both (i) and (ii) above, showing all buildings and other improvements, if any, all encroachments, if any, all set-back lines, if any, and all areas affected by any easement or other instrument of record, if any (the recording data in respect of which shall be marked on the Survey), containing metes and bounds description of such parcel, and setting forth the flood zone designations, if any, in which such parcel is located and otherwise reasonably satisfactory to Buyer; provided that Buyer shall accept at the Closing such a Survey which does not show the precise metes and bounds location of each building located entirely within the Owned Real Property or the precise metes and bounds location of each utility easement, but which nevertheless shows and certifies the location of each railroad easement and right of way easement and shows that no building or improvement is located within or in conflict with any such railroad easement or right of way or encroaches over the property line, and it is hereby agreed that the estimated price, as established by the surveyor, of $7,000, for completing and recertifying the Survey to conform with the requirements of this Section 3.2.8, without giving effect to the limitations in this proviso, has been reflected in the Purchase Price;

         3.2.9 the originals (or if not in existence copies) of all Contracts included in the Acquired Assets;

         3.2.10 certificates of good standing for Sellers issued as of a recent date by the Secretaries of State of the States of Delaware and Missouri (with respect to DuCoa and DCV) and Delaware (with respect to LP);

         3.2.11 a certificate of each of Sellers, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the resolutions of the board of directors shareholders and partners of each Seller, as the case may be, authorizing the execution, delivery and performance of this Agreement and each exhibit hereto and the consummation of the transactions contemplated hereby and thereby; and (ii) the incumbency and signatures of the officers of each Seller executing this Agreement and any Seller Documents (as defined below);

         3.2.12 the PA/Security Agreement, executed by Seller;

         3.2.13 the certificate required by Section 3.6.6 hereof; and

         3.2.14 all other documents, materials, items and property required by the terms of this Agreement to be delivered to Buyer under or to effect the provisions of this Agreement.

     3.3 Deliveries of Buyer. At the Closing, Buyer will deliver, or cause to be delivered:

         3.3.1 to Sellers: wire transfer(s) in the amount of the Cash Payment (as defined in Schedule 2.1), less the Escrow Amount;

         3.3.2 to the Escrow Agent: wire transfer(s) in the amount of the Escrow Amount;

         3.3.3 to Sellers: the Escrow Agreement, executed by the Buyer;

         3.3.4 to Sellers: the Obligations Undertaking, executed by Buyer;

         3.3.5 to Sellers: a certificate of good standing of Buyer, issued as of a recent date by the Secretary of State of the State of Delaware;

         3.3.6 to Sellers: a certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution delivery and performance of this Agreement and each exhibit hereto to which it is a party and the consummation of the transactions contemplated herein and therein; and (ii) the incumbency and signatures of the officers of Buyer executing this Agreement and each exhibit hereto to which it is a party;

         3.3.7 to Sellers: the certificate required by Section 3.7.3 hereof;

         3.3.8 to Sellers: the Non-Compete Agreement, executed by Buyer;

         3.3.9 to DuCoa: a guarantee in the form of Exhibit 3.3.9 hereto, executed by Buyer's parent corporation, guaranteeing Buyer's obligations under paragraphs (b) and (m) of Schedule 2.1 hereto and under Section 3.9 hereof, in the event of a default by Buyer thereunder;

         3.3.10 to Sellers: the release of certain claims as required by Section
3.7.4 hereof;

         3.3.11 to Sellers: the Notice and Acknowledgement as required by
Section 3.7.6 hereof; and

         3.3.12 to Sellers: all other documents required by the terms of this Agreement to be delivered to Seller at the Closing under or to effect the provisions of this Agreement.

     3.4 Further Assurances. At any time and from time to time after the Closing, at Buyer's request, and without further consideration therefor, each of Sellers shall execute and deliver any and all proper deeds, assignments, powers of attorney, assurances in law, and such other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other actions, as Buyer may reasonably deem necessary or desirable in order more effectively to Transfer to Buyer, and to vest, perfect or confirm (of record or otherwise) Buyer's title to, all of the Acquired Assets, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto.

     3.5 Satisfaction of Liens and Certain Leases.

         3.5.1 At the Closing, Sellers shall cause all Liens on or relating to any of the Acquired Assets (other than Permitted Liens), to be released, extinguished and discharged in full, and shall deliver to Buyer instruments releasing, extinguishing and discharging all such Liens, and all rights and claims of any holder(s) of any of such Liens with respect to any of the Acquired Assets, all in such form and substance as Buyer shall reasonably require (collectively the "Lien Release Instruments").

         3.5.2 At or prior to the Closing, Sellers shall cause those capitalized leases, if any, identified in Schedule 1.1.2 of the Disclosure Schedule to be paid and satisfied in full so that Buyer shall acquire at the Closing good and marketable title to the assets and properties covered thereby.

     3.6 Conditions Precedent of Buyer. The obligations of Buyer under this Agreement to proceed with the purchase and other transactions contemplated hereby, are, subject to the fulfillment of all of the following conditions at or prior to the Closing, and Sellers shall use commercially reasonable efforts to cause each such condition to be fulfilled:

         3.6.1 No Litigation. No action, suit, proceeding or investigation shall have been instituted against Buyer or any of Sellers and be continuing before or by any court, tribunal or governmental body or agency or have been threatened, and be unresolved, to restrain or prevent, or to obtain substantial damages by reason of, any of the transactions contemplated hereby;

         3.6.2 Representations. The representations and warranties of Sellers contained in this Agreement, and any Schedules hereto and any certificate or documents delivered in accordance with this Agreement shall be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time except for changes expressly permitted by this Agreement;

         3.6.3 Performance of Covenants. Each covenant, agreement, obligation and condition required by the terms of this Agreement to be complied with and performed by any of Sellers at or prior to the Closing shall have been duly and properly complied with and performed;

         3.6.4 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any material adverse change in the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, backlog, prospects, goodwill or results of any Seller or the Business or in the value of the Acquired Assets or the Business, or in the utilizability thereof by Buyer, or in any material litigation affecting any of Sellers, and the Business shall not have suffered a substantial fire, flood, tornado or other casualty loss or damage;

         3.6.5 Consents. All consents necessary to the assignment to Buyer of the Contracts and Intellectual Property specified on Schedule 3.6.5 of the Disclosure Schedule, and all approvals or actions necessary to the assignment to Buyer of those Permits and Approvals as are specified on such Schedule 3.6.5, shall have been obtained by Sellers, and there shall have been delivered to Buyer executed counterparts thereof reasonably satisfactory in form and substance to Buyer, of all such consents, approvals and actions; provided, that if the consent of the other party thereto for assignment to the Buyer has not been obtained and if Buyer waives the condition of this Section 3.6.5 with respect to such matter, then such Contract, Permit, Personal Property, leasehold interest or Intellectual Property shall not be assigned to Buyer and all obligations and liabilities thereunder shall be and remain with Sellers, and, in such event, Sellers shall cooperate with Buyer in any reasonable arrangement designed to secure for Buyer the benefits thereunder, as contemplated by Section
1.7 hereof;

         3.6.6 Certificate. There shall have been delivered to Buyer a certificate of Sellers, dated the Closing Date, jointly and severally certifying that the conditions set forth in subsections 3.6.2 through 3.6.4 have been fulfilled;

         3.6.7 Certain Agreements. Each other document, instrument and agreement contemplated hereby shall have been executed and delivered by each party thereto other than Buyer;

         3.6.8 Financing. Buyer shall have obtained bank or institutional lender financing in connection with the transactions contemplated hereby on terms approved by it and such lenders; and

         3.6.9 Title Insurance. Buyer shall have received written commitments by a nationally recognized title insurance company reasonably selected by Buyer to issue a title insurance policy, in the amount reasonably determined by Buyer, for the Owned Real Property, at standard rates (such policy premium to be payable by Buyer) and confirming Buyer's good and marketable title in fee simple to the Owned Real Property, free and clear of all Liens and exceptions (except for Permitted Liens and such insurer's standard printed exceptions).

     3.7 Conditions Precedent of Sellers. The obligations of Sellers under this Agreement to proceed with the sale contemplated hereby and to proceed with the other transactions contemplated hereby, are, at the option of Seller, subject to the fulfillment of all of the following conditions at or prior to the Closing, and Buyer shall use commercially reasonable efforts to cause each such condition to be fulfilled:

         3.7.1 Representations. The representations and warranties of Buyer contained in this Agreement or any certificates or documents delivered in accordance with this Agreement shall be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time except for changes expressly permitted by this Agreement;

         3.7.2 Performance of Covenants. Each covenant, agreement, obligation and condition required by the terms of this Agreement to be complied with and performed by Buyer at or prior to the Closing shall have been duly and properly complied with and performed;

         3.7.3 Certificate. There shall have been delivered to Seller a certificate executed by Buyer, dated the date of the Closing, certifying that the conditions set forth in subsections 3.7.1 and 3.7.2 have been fulfilled;

         3.7.4 Release. Sellers shall have received a release in the form of
Exhibit 3.7.4;

         3.7.5 [Intentionally Omitted];

         3.7.6 Notice and Acknowledgement. Sellers shall have received a copy of the Notice and Acknowledgement required pursuant to 10 CSR 25-10.010 of the Missouri Code of State Regulations as set forth in Exhibit 3.7.6; and

         3.7.7 No Litigation. No action, suit, proceeding or investigation shall have been instituted against Buyer or any of Sellers and be continuing before or by any court, tribunal or governmental body or agency or have been threatened, and be unresolved, to restrain or prevent, any of the transactions contemplated hereby, except for any action, suit, proceeding or investigation based on or arising out of any actual or alleged conduct, act, omission, liability or obligation of any of Sellers.

     3.8 Bulk Sales Compliance. Sellers have advised Buyer that none of the provisions of any bulk sales law or any comparable statute relating to notice to and rights of creditors of any of Sellers applies to the transactions contemplated by this Agreement. To the extent any such bulk sales law or comparable statute shall so apply, Sellers shall promptly pay or cause to be paid (or provide, in a manner satisfactory to Buyer, for prompt payment of) all claims against and debts of any of Sellers which are payable with respect to any and all of the Excluded Liabilities and for which Buyer could be liable by reason of any such law or statute if not paid by any Seller.

     3.9 Receivables. Buyer shall have the exclusive right and authority to pursue collection of all accounts receivable of Sellers not included in the Acquired Assets (the "Excluded Receivables") in accordance with Buyer's standard accounts receivable management and collection practice (but without being required to resort to litigation or use of collection agencies or efforts involving cost or expense to Buyer). Promptly after the Closing Date, Seller shall deliver to Buyer a list of the accounts receivable of Seller outstanding as of the Closing Date setting forth in reasonable detail such information as Buyer may reasonably require, and Buyer shall update such list on a weekly basis and remit to Seller, on a weekly basis, all amounts in fact collected by Buyer in respect of such Excluded Receivables. Buyer shall have the authority to collect such Excluded Receivables and to endorse with the name of Seller checks received on account thereof for purposes of collecting the same and thereupon remitting amounts collected thereon to Seller in accordance with this Section
3.9. In the event Buyer shall receive moneys from an account debtor for which pre-closing accounts receivable of Sellers from the Business and post-closing accounts receivable of Buyer from the Business shall be outstanding, then such receipts shall be applied first to the oldest of such accounts receivable, unless the account debtor shall otherwise specify. If an Excluded Receivable shall not be collected in the ordinary course within 90 days after the Closing Date, then Sellers shall be entitled to pursue the collection of such Excluded Receivable. In the event any of Sellers shall receive any money or check(s) from any account debtor in connection with any account receivable of or other payment obligation in favor of Buyer or any of its Affiliates, Sellers shall promptly remit the same to Buyer, in the exact form received, on a weekly basis.

     3.10 Certain Equipment. Sellers shall cooperate in all respects reasonably requested by Buyer and at Buyer's expense to facilitate the removal and transportation to Buyer within ninety (90) days following the Closing Date of all equipment and other personal property included in the Acquired Assets and located (or heretofore located) at Sellers' leased Randolph, WI facility (the "Randolph Equipment"). Notwithstanding anything to the contrary contained in this Agreement regarding the value, use or operating condition of same, Buyer undertakes and acknowledges that the Randolph Equipment is transferred hereunder in an "AS IS, WHERE IS" condition.

                                   ARTICLE 4

4. Representations and Warranties of Sellers. Sellers hereby jointly and severally represent and warrant to Buyer the matters set forth in Schedule 4 hereto, and the representations and warranties therein contained shall be and hereby are incorporated herein by reference with the same force and effect as if set forth in full herein. References in said Schedule or elsewhere in this Agreement to the "Disclosure Schedule" shall be deemed to refer to the Disclosure Schedule to this Agreement delivered among the parties hereto concurrent with the execution and delivery hereof. References in said Schedule 4 to "this Agreement" shall be deemed to include said Schedule 4.

                                   ARTICLE 5

5. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that:

     5.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement and each other agreement, document and instrument to be executed or delivered by Buyer in accordance with this Agreement (the "Buyer Documents") and to carry out the transactions contemplated hereby and thereby.

     5.2 Authority of Buyer. The execution, delivery and performance of this Agreement and the Buyer Documents by Buyer have been duly authorized and approved by its Board of Directors and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement, the Buyer Documents and the transactions contemplated hereby and thereby. This Agreement is the legal, valid and binding obligation of Buyer, and each of the Buyer Documents, upon execution and delivery thereof by Buyer, will be a legal, valid and binding obligation of Buyer.

     5.3 No Violation. Except as set forth in Schedule 5.3 of the Disclosure Schedule and except for matters pertaining to or arising from facts or requirements involving any of the Sellers: the execution, delivery and performance of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby, including the purchase of the Acquired Assets by Buyer, will not (a) conflict with or violate any provision of the amended and restated certificate of incorporation or By-Laws of Buyer or its parent corporation, or (b) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any agreement, instrument, debt or obligation (other than any of the Contracts) to which Buyer or its parent corporation is a party or to or by which any of them is subject or bound, (c) require the consent of any party to any agreement or commitment (other than any of the Contracts) to which Buyer or its parent corporation is a party, or (d) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which the Buyer or its parent corporation is subject or bound.

                                   ARTICLE 6

6. Covenants of Sellers.

     6.1 Conduct of Business. During the period from the date of this Agreement to and including the Closing Date, Sellers shall conduct and cause to be conducted the Business and all other businesses and activities of any Seller in the ordinary, regular and usual course of business and consistent with past practices, and shall not take any action which might result in any material change in such operations or which might have a materially adverse effect on the value of the Business, the Acquired Assets or any Seller other than changes made with the prior written consent of Buyer. Without limiting the generality of the foregoing, prior to the Closing, Sellers shall not, without the prior written consent of Buyer:

         6.1.1 dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any assets or properties of or related to the Business or obligate itself to do so, other than the sale of inventory or consumption of supplies in the ordinary course of business on standard terms (including delivery times and margins), conditions and operating procedures customarily used by it, or discontinue any products, or effect or announce price changes or special promotions;

         6.1.2 enter into, amend, modify, change, alter, terminate, rescind, or waive any rights or benefits under, any contract, agreement or commitment which if in existence on the date hereof would have been required to have been disclosed pursuant to
Section 4.10 of Schedule 4 hereto;

         6.1.3 fail to maintain the Acquired Assets or any of the other properties of or used in connection with the Business in reasonably good condition, repair and working order, reasonable and ordinary wear and tear excepted;

         6.1.4 fail to maintain any of the current insurance policies or any of the coverage thereunder maintained for the protection of any of the Acquired Assets or with respect to any of the Business or Seller;

         6.1.5 fail to comply in any material respect with all laws, rules, regulations and orders and all contractual obligations applicable to any Seller or to the conduct of the Business;

         6.1.6 except for normal salary review adjustments for non-union employees not in excess of 5% per annum for any employee and increases in wages and salaries made in accordance with applicable collective bargaining agreements in effect on the date hereof, make or grant any general wage or salary increase; pay or provide for any bonus, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement except in the ordinary course of the administration of the Collective Bargaining Agreement, or enter into or amend any employment or consulting agreement, sales agency or other contract or arrangement with respect to the performance of services for Seller which is not terminable without liability by any Seller on 30 days' notice or less; or

         6.1.7 perform, take any action or incur or permit to exist any of the acts transactions, events or occurrences of the type described in any of clauses
(a), (b), (c), (d), (f), (g), (h), (j), (k), (l), (m) or (p) (but only to the extent said clause (p) applies to matters covered by any of said clauses (a),
(b), (c), (d), (f), (g), (h), (j), (k), (l) or (m)) of Section 4.11 of Schedule
4 hereto which would have been inconsistent with the representations and warranties set forth in any of such subsections of Section 4.11 of Schedule 4 hereto had the same occurred after the Balance Sheet Date and prior to the date hereof.

     6.2 Changes in Information. During the period from the date of this Agreement to the Closing Date, Sellers shall give Buyer prompt written notice of any material change in, or any of the information contained in, the representations and warranties made by them in or pursuant to this Agreement or of any event or circumstance which, if it had occurred on or prior to the date hereof, would cause any of such representations or warranties not to be true or correct in all material respects.

     6.3 Access to Information.

         6.3.1 During the period from the date of execution of this Agreement to the Closing Date, Sellers shall cause Buyer and its counsel, accountants and other representatives to be given, during normal business hours, full access to and copies of all of the respective books, tax returns, contracts, commitments, records, facilities and properties of Sellers or constituting any part of the Acquired Assets, all work papers of all accountants of Sellers (to the extent permitted by said accountants if they are outside accountants), and all personnel of any of Sellers (excluding medical records which under applicable law may not be disclosed to Buyer), and to be furnished with all documents and information with respect to the respective affairs of

Sellers and/or in connection with the Business as may from time to time reasonably be requested. Sellers shall use their best efforts to have their accountants provide Buyer with access to and copies of all work papers of said accountants. Prior to Closing, Buyer will (and will cause its representatives to) maintain the confidentiality of the confidential information it receives from any Seller; provided, that such information may be disclosed (in confidence, subject to the existing confidentiality agreement between DCV and Buyer's parent corporation) to lawyers, accountants, lenders and investors, and other persons or entities involved in the transaction, and that nothing herein shall prevent disclosure of any information as may be required by applicable law or that is at the date hereof or hereafter becomes generally available to and known by the public other than by reason of Buyer's breach of its obligations under this Section 6.3, or is or becomes available to Buyer on a non-confidential basis from a source that is not then known by Buyer to be prohibited from disclosing such information pursuant to a confidentiality agreement with any of Sellers, or has been independently developed by Buyer or any of Buyer's affiliates without violation of any obligation under this Agreement. For a period of seven years after the Closing Date, each party and its respective representatives shall have reasonable access to all of the books and records of the Business in the possession of the other party or parties to the extent that such access may reasonably be required by such party in connection with the Excluded Liabilities, or in support of tax audits involving the Business or litigation retained by Seller involving the Business. Such access shall be afforded by the party or parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours. The party or parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section. Notwithstanding the foregoing, Buyer's obligations hereunder shall be subject to prior receipt of confidentiality agreements, executed by Sellers, reasonably satisfactory to Buyer, and Buyer's obligation to retain particular documents and records shall expire upon Buyer's sale of that portion of the Business to which the documents and records in question relate.

         6.3.2 Without limiting the foregoing, from time to time after the date hereof and prior to the Closing Date, Sellers shall use their commercially reasonable best efforts to provide to Buyer sample electronic files so as to allow Buyer to prototype the transfer of all management information system records of or pertaining to any of the Business electronically on the management information system ("MIS") of Buyer, and all block, process and flow diagrams of its MIS, telephone and other systems.

         6.3.3 Until the Closing, the provisions of any written confidentiality agreement between any of Sellers and Buyer shall remain in effect (to the extent not inconsistent with the provisions hereof).

     6.4 Confidentiality. Sellers shall hold confidential (and shall not disclose, except in confidence to its lawyers, accountants and institutional lenders) (a), at any time, whether before or after the Closing, any information obtained by any of them or any of their representatives from or concerning Buyer or any of its affiliates or otherwise arising out of any of its negotiations with or investigations of Buyer or any of its affiliates, and such information shall not be used except in furtherance of the transactions contemplated herein, or (b), after the Closing, any information regarding any of the Acquired Assets or the Business, except (i) information which is publicly available at the time of disclosure (through no act of any of Sellers or any of their affiliates) or
(ii) which is disclosed to Sellers or an affiliate of Sellers by a third party which did not disclose it in violation of a duty of confidentiality or (iii) disclosures which (x) are required to be made by Sellers under applicable laws or regulations or (y) with respect to information under clause (b), are directly required in dealing with any Excluded Liabilities or to perform Sellers' duties hereunder. Buyer shall hold confidential (and shall not disclose) except to its lawyers, accountants and lenders any information regarding any of the assets or businesses of Sellers other than any relating to any of the Acquired Assets or the Business, except
(i) information which is publicly available at the time of disclosure (through no act of any of Buyer or any of its affiliates) or (ii) which is disclosed to Buyer or an affiliate of Buyer by a third party which did not disclose it in violation of a duty of confidentiality or (iii) disclosures which (x) are required to be made by Buyer under applicable laws or regulations or (y) are directly required in dealing with any Excluded Liabilities or to perform Buyer's duties hereunder or are made in connection with the enforcement of rights or obligations under this Agreement.

     6.5 Preservation of Business. During the period from the date of this Agreement to the Closing Date, Sellers shall use best efforts to preserve intact the present goodwill of Sellers and the relationships of any Seller with customers, dealers, suppliers, creditors, distributors, consultants, governmental authorities and others having business relations with it and the present business organization and personnel of Sellers. Sellers shall cause to be paid before they become delinquent all taxes, assessments, and governmental charges or levies imposed prior to the Closing Date upon the business or properties of any Seller and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons asserted prior to the Closing Date which, if unpaid, might result in the creation of a Lien upon any of the Acquired Assets or otherwise have an adverse effect on Buyer or the Business.

     6.6 Employees.

         6.6.1 Sellers have supplied Buyer with a list setting forth the names, location of employment, dates of hire and the current rate of compensation and date and amount of last salary adjustment, of all employees employed in the Business. Buyer has advised Sellers that it desires to employ following the Closing Date, those employees identified in Schedule 6.6.1 of the Disclosure Schedule who are then full time employees of the Business and who at the Closing shall not be on any form of leave or absence, except as required by the Collective Bargaining Agreement identified in Schedule 6.6.1 of the Disclosure Schedule (the "Collective Bargaining Agreement"). Buyer has no intention to employ any employees of the Randolph, Wisconsin operation. Sellers agree that Buyer shall have the right to employ the employees so identified (each of whom who accepts such employment being hereinafter referred to as a "Designated Employee") and, after Sellers have terminated the employment of such employees immediately prior to the Closing, Buyer shall offer employment commencing on the Closing Date to such Designated Employees as of such date at such basic salary rates or on such other terms as Buyer shall determine (subject where applicable to such Collective Bargaining Agreement); provided, that Buyer shall not be obligated to maintain any Designated Employees for any specific length of time after the Closing Date and all Designated Employees shall be employees at will (subject where applicable to such Collective Bargaining Agreement). Nothing in this Section 6.6 shall be construed to confer any rights or remedies on any employee of any Seller (Designated or not). Sellers shall use their best efforts to encourage and induce the employees identified in said Schedule 6.6.1 to become employees of Buyer and shall not take any action to prevent or discourage any such employee from being employed by Buyer from and after the Closing Date or derogate Buyer.

         6.6.2 Sellers shall be solely responsible for any and all claims and obligations, if any, for wages, commissions, salary, insurance, wage continuation, severance pay, termination pay and other benefits (including accrued and unearned vacation, holiday, sick pay and other benefits, if any) arising or accruing or claimed to arise or accrue with respect to any employee of any Seller for any period on or prior to the Closing Date, or out of termination of employment of any employee of any Seller on or prior to the Closing Date, or the failure of Buyer to retain any employee of any Seller after the Closing Date, or the effect of the transactions contemplated by this Agreement on the employment status of any employee of any Seller; provided that Buyer shall assume all liability and shall be responsible for the payment of all accrued vacation pay for those Designated Employees in fact employed by Buyer if any to the extent that Buyer received a dollar for dollar reduction in the Purchase Price (and the cash portion of the Purchase Price) for such accrued vacation pay pursuant to Section 2.5.2 hereof. Without limiting the foregoing, Buyer shall have no responsibility for any compensation, employee benefits or severance pay for or any notice to any employees of any Seller who are not offered employment by Buyer, or who are offered employment by Buyer and who fail to accept such offer or who fail to commence employment with Buyer on or after the Closing Date, except with respect to retiree medical benefits expressly required to be provided by Buyer after the Closing pursuant to the Collective Bargaining Agreement for those retirees identified on Schedule
6.6.2 to the Disclosure Schedule (the "Designated Retirees"), but only with respect only to occurrences after the Closing giving rise to such medical benefits thereunder and for covered claims therefor first submitted to Buyer after the Closing Date (and not theretofore submitted to any of Sellers or any administrator therefor on or prior to the Closing Date). It is expressly understood that any health care payment obligations for any employees of any of Sellers for occurrences on or prior to the Closing and any health care payment obligations for retirees covered by the Collective Bargaining Agreement for claims submitted on or prior to the Closing Date shall be the sole and exclusive liability and obligation of Sellers. Sellers shall pay all withholding tax and similar obligations in each case with respect to all employees of Sellers for all periods ending on or prior to the Closing Date.

         6.6.3 Sellers shall remain liable and responsible for all obligations to all past or present employees of any of Sellers (or any predecessors thereto) who may be currently receiving or entitled to receive, or who from and after the date hereof shall be entitled to receive, and shall provide or continue to provide to such employees, health care related benefits consistent with the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and of any analogous state law, together with any of the rules or regulations thereunder, in connection with or by reason of any termination of employment with any Seller (or any predecessor thereto), regardless of whether any Seller is entitled under law to terminate such coverage.

         6.6.4 It is expressly acknowledged that any obligations of Buyer arising under the Collective Bargaining Agreement shall be limited in all respects to wages, current pension contributions and other benefits first accruing after the Closing, except as expressly provided herein with respect to retiree medical benefits.

         6.6.5 Any payments for health care benefits under any of the Sellers' plans, to the extent they relate to occurrences or events on or prior to the Closing Date shall be the sole and exclusive liability and obligation of the Sellers, except that, for the Designated Retirees, Buyer shall assume the liability therefore under the Collective Bargaining Agreement with respect to claims first submitted after the Closing Date and not submitted to any of Sellers or any administrator therefor on or prior to the Closing Date.

         6.6.6 Except as expressly provided above, all liabilities and obligations of any of Sellers under or arising by reason of this Section 6.6 shall constitute Excluded Liabilities.

     6.7 Books and Records. During the period from the date of this Agreement to and including the Closing Date, Sellers shall maintain all of their respective books, accounts and records in the usual, regular and ordinary manner consistent with GAAP, and on a basis consistent with prior periods, and will duly comply with all legal and GAAP accounting requirements applicable thereto and to the conduct of the business thereof. In maintaining its accounting records, Sellers shall not make any change in the accounting methods or practices followed in connection with the preparation of the unaudited financial statements heretofore delivered to Buyer.

ARTICLE 7

7. Further Agreements.

     7.1 Environmental Remediation Obligations.

         7.1.1 Sellers, at their sole cost and expense, shall be fully responsible for enforcing the terms of the Prior Agreement and performing the terms of the settlement agreements identified in Schedule 7.1.1 of the Disclosure Schedule (the "Remediation Activities"). Sellers represent and warrant that, to Sellers' knowledge, all actions required by said settlement agreements have been completed.

     7.2 Sales and Other Taxes. Sellers shall pay all sales tax, transfer tax, intangibles tax, filing fees, recording and registration fees and similar government charges applicable to the transactions contemplated by this Agreement, including, without limitation, all taxes and charges payable, if any, upon the transfer of title to any Acquired Assets. Buyer and Sellers will cooperate to prepare and file with the proper public officials, as and to the extent available and necessary, all appropriate sales tax exemption certificates or similar instruments as may be necessary to avoid the imposition of sales, transfer and similar taxes on the transfer of Acquired Assets pursuant hereto.

     7.3 Brokerage and Finder's Fee. Buyer represents and warrants to Sellers, and Sellers represent and warrant to Buyer, that no person is entitled to any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by the representing party or any of its affiliates, officers, directors or employees.

     7.4 Referral. From and after the Closing, Sellers shall use their best efforts to refer to Buyer all requests for and forward to Buyer all orders for products of the type manufactured or sold by the Business at such telephone number and address as Buyer from time to time informs Sellers. Sellers and Buyer shall each attempt in good faith to direct or deliver to the other all incoming mail, telephone or other communications or deliveries which are not received by the appropriate party (that is, Buyer in the case of matters or materials pertaining to the Business or the Acquired Assets or Sellers in the case of matters or materials pertaining to the Excluded Assets or Excluded Liabilities).

     7.5 No Shop. From the date hereof until the Closing Date, each of Sellers agrees that, without Buyer's prior written consent, it shall not and shall not permit any subsidiary or affiliate of any of Sellers to, directly or indirectly,
(A) offer or convey any of the Acquired Assets or the Business (except only the sale of inventory in the ordinary course of business consistent with past practices) or control thereof, (B) issue, sell or purchase any shares of any class or series of any of the issued and outstanding capital stock or other equity interests of either of them or any security interest convertible into or exchangeable for such stock or other equity interest or any option or warrant with respect to such stock or other equity interest, or (C) merge or consolidate with another entity, and no Seller or anyone acting on its behalf will solicit, entertain or encourage inquiries or proposals, or enter into, pursue, or carry on any discussions or negotiations, with respect to any transaction of the type referred to above with any person or entity other than Buyer. Sellers shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any such transaction. Without limiting the generality of, or providing an exception to the foregoing, if an offer unsolicited by a Seller or its representatives is received prior to the Closing, Sellers shall promptly advise Buyer of the identity of such offeror and communicate to Buyer the terms of any oral inquiry or proposal which it or they may receive and deliver to Buyer a copy of any such offer in writing. Without limiting the rights of Buyer to pursue any remedies, the parties agree that damages are not an adequate remedy for a breach of this Section 7.5 and that the obligations under this Section 7.5 of Sellers may be specifically enforced.

     7.6 8-K Report. Sellers shall in a prompt and timely manner both before and after the Closing provide Buyer with all annual and interim financial information relating to the Business as may be requested by Buyer in order for Buyer to comply with its reporting and disclosure obligations under the Federal securities laws covered by, and in accordance with the requirements of, SEC Regulation S-X and Form 8-K (the "Reporting Requirements"), in connection with Buyer's preparation of and so as to enable Buyer to timely file Buyer's Current Report on Form 8-K, and any amendments thereto, regarding the Closing, and the audit, by Buyer's regularly retained accounting firm ("Buyer's Accountant"), of all financial statements relating to the Business as shall be required to be included in said Current Report on Form 8-K and/or any such amendment (the "8-K Financials"); provided that such financial information shall, prior to the Closing, be held confidential by Buyer consistent with Section 6.3.1 hereof. Sellers shall in a prompt and timely manner provide Buyer's Accountant with such management representations as may be requested by Buyer's Accountant in connection with its preparation of any financial statements for the Business relating to such Current Report on Form 8-K. Without limiting the generality of the foregoing, Sellers shall cause their respective chief financial officers and other executive officers to promptly prepare, execute and deliver to Buyer's Accountant all management representation letters and other certificates as shall be requested by Buyer's Accountant, consistent with generally accepted auditing standards, to support, and enable Buyer's Accountant to complete in a timely manner (in accordance with the Reporting Requirements) its audit of, and to promptly provide the certification and report of Buyer's Accountant of, the 8-K Financials (in accordance with the Reporting Requirements). All fees and charges of Buyer's Accountant in connection the above shall be borne by Buyer.

     7.7 Excluded Miley Assets. Sellers shall assure that, for a period of five
(5) years from the Closing Date, none of the Excluded Miley Assets are sold or transferred to any person or entity engaged or who or which to any Seller's knowledge proposes to engage in any business in competition with any of the Business as conducted by Buyer or its parent corporation after the Closing, and shall cause any acquiror to enter into a written agreement, in reasonable and customary form and content, whereby such acquiror agrees for the period of five
(5) years from the Closing Date neither it nor any of its affiliates, nor any successor or assign thereof, shall use any of the Excluded Miley Assets in competition with any of the Business as conducted by Buyer or its parent corporation. Said agreement shall name Buyer and its successors and assigns as express third party beneficiaries thereof and Sellers shall supply Buyer with a true and complete executed copy thereof promptly after the execution of same.
Sellers shall use their best efforts to enforce said agreement.

     7.8 Certain Transition Matters.

     7.9 For a period of thirty (30) days from the Closing Date, Sellers shall make available to Buyer, at no charge or fee, all reasonable access (subject to reasonable security procedures) to and use of the computer and management information systems, and all customer service and order taking and processing personnel and facilities, of any of Sellers heretofore relating to or used for any of the Business, so as to enable Buyer to continue to conduct all computer, processing and management information system, and customer services and order taking and processing aspects of the Business in a manner consistent with past practice, and to facilitate Buyer's transition to its own computers and management information systems and its own customer service and order taking and processing functions, and Sellers shall cooperate in all reasonable respects with Buyer in connection with the foregoing. Should Buyer so request, Sellers will continue to provide such access and use for a period not to exceed sixty
(60) days after said initial 30-day period and Buyer shall pay Sellers for all access, use and cooperation an amount equal to $3,000 per month plus the out-of-pocket cost of the use of the dedicated telephone (data) line to Verona applicable to the period of such usage (but not for any installation or removal charge).

         7.9.1 For a period of up to thirty (30) days or, in the case of any particular category of end products, such lesser period ending on the date Sellers shall have substantially exhausted their inventory of such category of end products in satisfying outstanding customer orders of the Business for such end products (in the case of each particular category of products a "Post-Closing Product Sale Period"), Sellers shall fulfill in the timely manner all outstanding orders for end products of the Business calling for delivery prior to the end of the Post-Closing Product Sale Period out of Sellers' inventory of such end products as of the Closing Date. Sellers and Buyer will reasonably cooperate with each other in connection with such fulfillment efforts and Sellers shall promptly compensate Buyer or Buyer's parent company for any and all products and services provided by any of them in connection therewith, in each case at the market price for same reflected in the particular order for which the same are provided. In no event shall Sellers be entitled to fulfill any customer order or sell any of such inventory after the end of the applicable Post-Closing Sale Period, or, at any time, fill any order calling for delivery after the end of the Post-Closing Sale Period, in each case without the express prior written consent of Buyer. Under no circumstances shall any of Sellers effect or make any sales or take or fill any order for any quantity in excess of normal and customary levels (based on past history) or at any price less than market price as most recently quoted or most recently in effect prior to the date hereof, or in a manner or on terms not consistent with the ordinary and normal course of business and recent past practice.

         7.9.2 Limited License. Sellers hereby grant to Buyer, effective from and after the Closing, the right and license to use and sublicense the names and trade names DuCoa and DCV for the sole purpose of performing all obligations of the licensor under that certain Technology and Trademark License between DuCoa and Grupo Celanese S.A. de C.V., dated as of September 27, 2000 (the "Mexico License"). Sellers shall cooperate in all respects to enable Buyer to fulfill all obligations under or arising out of the Mexico License.

                                   ARTICLE 8

8. Indemnification.

     8.1 From and after the Closing Date, Buyer hereby agrees to save, indemnify and hold harmless Sellers and their officers, directors and shareholders (each, together with Sellers, a "Seller Indemnitee") from and against, and shall on demand reimburse the Seller Indemnitees for:

         8.1.1 Buyer's failure to pay or perform the Assumed Obligations in accordance with the Obligations Undertaking;

         8.1.2 any and all loss, liability, damage or deficiency suffered or incurred by any Seller Indemnitee by reason of any misrepresentation or breach of warranty by Buyer or nonfulfillment of any covenant or agreement to be performed or complied with by Buyer under this Agreement or any agreement, certificate, document or instrument executed by Buyer and delivered to Sellers pursuant to this Agreement; and

         8.1.3 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in reasonably investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8.1.

     8.2 Sellers hereby jointly and severally assume and agree to save, indemnify and hold harmless Buyer and Buyer's officers, directors and shareholders (each, together with Buyer, a "Buyer Indemnitee") from, against and in respect of, and shall on demand reimburse the Buyer Indemnitees for:

         8.2.1 the Excluded Liabilities;

         8.2.2 any and all loss, liability, damage or deficiency suffered or incurred by any Buyer Indemnitee by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement to be performed or complied with by Seller under this Agreement or any agreement, certificate, document or instrument executed by any of Sellers and delivered to Buyer pursuant to this Agreement;

         8.2.3 any and all loss, liability or damage suffered or incurred by any Buyer Indemnitee in respect of or in connection with any and all debts, liabilities and obligations of, and any and all violation of laws, rules, regulations, codes or orders by, any Seller, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale or providing of products or services, state of facts or other condition which occurred or existed, on or before the Closing Date, whether or not then known, due or payable, except to the extent specifically assumed by Buyer pursuant to the Obligations Undertaking;

         8.2.4 any and all loss, liability, damage, cost or expense suffered or incurred by any Buyer Indemnitee based on or arising from (A) the presence of any Hazardous Substance on any of the Real Properties or any Prior Property or any Hazardous Discharge on or prior to the Closing Date, and/or any Environmental Complaint (as such terms are defined in

Schedule 4 hereto), and/or the failure to obtain any license or permit required in connection with any Hazardous Substance or Hazardous Discharge or the retention, disposal, treatment or use thereof, and/or arising out of any noncompliance with any environmental, health or safety law, ordinance, rule, regulation, order or policy (each, an "Environmental Requirement"), in each case, based on or arising from any act, transaction, state of facts or other condition which occurred or existed on or before the Closing Date, on, from, involving or by any of the Real Properties or any Prior Property, or any off-site waste or disposal location, or any of Sellers, whether or not then known, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Discharge, the presence, use, disposal or treatment of a Hazardous Substance, or noncompliance with any Environmental Requirement, on or prior to the Closing Date, and/or (C) any Environmental Complaint and/or any demand of any government agency or authority prior to, on or after the Closing Date which is based upon or in any way related to any Hazardous Discharge, the presence, use, disposal or treatment of a Hazardous Substance, and/or noncompliance with any Environmental Requirement on or prior to the Closing Date, on, from, involving or by any of the Real Properties or any Prior Property, or any off-site waste or disposal location, or any of Sellers, and including, without limitation and in each such case under this subsection 8.2.4, the costs and expenses of all remedial action and clean-up, attorney and consultant fees, investigation, sampling and laboratory fees, court costs and litigation expense and costs arising out of emergency or temporary assistance or action undertaken by or as required by any regulatory body in connection with any of the foregoing; and

         8.2.5 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8.2.

     8.3 Survival, etc.

         8.3.1 Each of the representations, warranties, indemnities, covenants and agreements of any of Sellers shall constitute the joint and several representations, warranties, indemnities, covenants and agreements of each of Sellers. Each representation, warranty, indemnity, covenant and agreement of any of the parties hereto shall survive the Closing; provided, that:

         (a) no party shall be entitled to assert any claim against any other for misrepresentations or breach of warranty (as opposed to any covenant or agreement) under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim within two years after the Closing Date; provided, further, that the foregoing limitations on the survival of representations and warranties set forth in this paragraph (a) shall not apply to any of the representations and warranties in or pursuant to any of Sections 4.3, 4.6(a), 4.8, 4.12, 4.13 and 4.14 of Schedule 4 hereto, and in the case of any of said Sections 4.8, 4.12 and 4.13 said two year period set forth above in this paragraph (a) shall be deemed extended until such time as all claims and matters referred to therein or based thereon are barred by the then applicable statute of limitations; and

         (b) no party shall be entitled to assert any claim against any other with respect to any environmental matter or any Environmental Requirement or Hazardous Discharge, under any provision of this Agreement, unless the person or entity making such claim (an "Environmental Claim") shall notify the other party or parties hereto of such claim (A) within thirty (30) years after the Closing Date in the case of an Environmental Claim involving Pre-Closing Dioxin Matters or Pre-Closing Non-Dioxin Matters, or (B) within eight (8) years after the Closing Date in the case of an Environmental Claim involving Hazardous Materials Used Both Before and After Closing; provided further that the foregoing limitation on survival set forth in this paragraph
(b) shall not apply to any claim or indemnification obligation under any provision of this Agreement arising out of a third party claim or Covered Proceeding asserted or commenced against any Buyer Indemnitee. "Pre-Closing Dioxin Matters, "Pre-Closing Non-Dioxin Matters" and "Hazardous Materials Used Both Before and After Closing" shall have the respective meanings set forth in
Schedule 8.3 of the Disclosure Schedule.

         8.3.2 In no event shall Sellers on the one hand, or Buyer on the other hand, have any liabilities under or pursuant to this Agreement for any misrepresentations or breaches of warranties hereunder, or any breach of any covenant required to be performed before the Closing, or for any Excluded Liability or any indemnification obligation under Section 8.2.1, 8.2.3, 8.2.4 or (if and to the extent the provisions thereof are triggered by the foregoing under this Section 8.3.2) 8.2.5, until, and then, only to the extent, such liabilities shall exceed in the aggregate $200,000, except that the said $200,000 aggregate deductible shall not apply to, limit or reduce Sellers' liabilities or any Buyer Indemnitee's rights in the case of or with respect to any and all pending litigation(s) involving any of Sellers and/or any and all third party claims and Covered Proceedings.

         8.3.3 Notwithstanding anything to the contrary herein, in no event shall the total liability, cost and expense to Sellers or their affiliates or their respective officers, directors or shareholders in respect of breaches of representations or warranties hereunder on a cumulative basis exceed 50% of the Purchase Price.

         8.3.4 In the event of a breach of the representations in Section 4.14(a) hereof by reason of an environmental condition at DuCoa's Verona, MO facility of which, on the date of the execution and delivery hereof, none of Sellers had knowledge and Buyer shall elect not to effect the Closing, then Sellers shall not have liability to Buyer for such breach.

     8.4 Covered Proceedings.

         8.4.1 If any action or proceeding is commenced by a third party against a party entitled to indemnification under this Article 8 (an "Indemnitee") in respect of which the Indemnitee proposes to hold any party or parties obligated to provide such indemnification with respect thereto (the "Indemnitor(s)") liable under the provisions of this Article 8 (a "Covered Proceeding"), the Indemnitee shall give the Indemnitor(s) reasonably prompt written notice of such Covered Proceeding and copies of all pleadings filed relating thereto within 20 days after the Indemnitee's receipt thereof.

         8.4.2 If the Indemnitor(s) shall, at its (their) option, elect by prompt written notice to each Indemnitee to contest or defend any such Covered Proceeding, the Indemnitor(s) shall, subject to and except as otherwise provided in the provisions of this Section 8.4, be entitled, at its or their sole cost and expense, to contest or defend the same with counsel of its or their own choosing, but reasonably satisfactory to the Indemnitee, and in such event the Indemnitee shall not settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor(s) (which consent shall, however, not be unreasonably withheld or delayed), so long as the Indemnitor(s) is (are) actively contesting and defending the same in good faith.

         8.4.3 Notwithstanding the foregoing provisions of this Article 8, if
(i) the Covered Proceeding does not seek only monetary damages, but seeks any injunction or other equitable relief or specific performance against any Indemnitee, or may materially affect the continued use, condition, status or of any of the Acquired Assets, or (ii) the Covered Proceeding involves any matter, cause of action or claim covered by Section 8.2.4 hereof in which any governmental or regulatory authority, agency or body of any other person or entity seeks or may seek remediation or other action which may adversely affect any business or operations of any Indemnitee, then the Indemnitee shall be entitled to elect in good faith not to contest, and shall be entitled in good faith to settle and discharge, any claim arising thereunder, and in the case of clause (ii) the provisions of Section 8.4.5 shall apply.

         8.4.4 Notwithstanding anything to the contrary contained in this
Section 8.4, and in the case of clause (ii) the provisions of Section 8.4.5 shall also be applicable:

         (a) Even if the Indemnitee fails to give the Indemnitor(s) timely notice of a Covered Proceeding or otherwise defaults in its obligations under this Section 8.4, the sole remedy of the Indemnitor(s) for such default shall be to offset against the indemnification liability otherwise payable by the Indemnitor(s) to the Indemnitee the amount of damages actually suffered by the Indemnitor(s) as a result of such default, including increased expenses, liability or damages related to any limitation on the ability of Indemnitor(s) to defend or remedy the liability or damage.

         (b) The Indemnitor(s) shall not have any right to defend, or control the settlement of, any Covered Proceeding: (i) if each Indemnitor does not reasonably acknowledge in writing, within a reasonable period of time after the Indemnitee gives notice of the Covered Proceeding, that the Indemnitor is obligated to indemnify the Indemnitee in full with respect to the Covered Proceeding as provided in Section 8.1 hereof or (ii) if the Indemnitor is then in default in any of its material obligations under this Agreement or (if the claim relates to violations or rights under the Prior Agreement) the PA/Security Agreement, or (iii) if any of the Indemnitors is one of Sellers, then if Sellers shall not have the financial ability and resources to conduct actively and aggressively the defense of the Covered Proceeding and to pay and satisfy in full the entire aggregate of the liabilities, costs and expenses which could reasonably be expected to be incurred by any or all of Sellers or the Buyer Indemnitees in connection with an adverse determination as a result thereof or therein.

         (c) In the event the Indemnitor(s) elect(s) (and is (are) entitled as provided herein) to defend a Covered Proceeding, the Indemnitee shall be entitled to participate in the defense thereof with its own separate counsel and receive copies of all pleadings and other papers in connection therewith. In such event, the fees and expenses of such Indemnitee's counsel shall, except as otherwise provided in this Article 8, be borne by the Indemnitee, unless a conflict of interest exists or the Indemnitee may have one or more defenses available to it which are different from or in addition to those available to the Indemnitor (an "Indemnitee Control Situation"). In the case of an Indemnitee Control Situation, the Indemnitor shall not have the right to direct the defense thereof.

         (d) If the Indemnitor(s) do(es) not (or is (are) not entitled to) elect to contest or defend a Covered Proceeding, or after so electing do(es) not actively contest and defend the same in good faith, and in conformity with the requirements of this Section 8.4, the Indemnitee shall be entitled to contest, defend and/or settle such Covered Proceeding on such terms and with such counsel as the Indemnitee reasonably deems appropriate, and at the sole cost and expense of the Indemnitor(s).

         (e) If the Indemnitor(s) is (are) entitled to control the settlement of a Covered Proceeding (subject to the requirements and limitations of this Section 8.4), the Indemnitor(s) will be entitled to control such settlement only if (i) the terms of such settlement require no more than the payment of money (i.e., such settlement does not require the Indemnitee to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary settlement is or would be paid by the Indemnitor(s), and (iii) each Indemnitee receives as part of such settlement a legally binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to the Indemnitee, providing that the Covered Proceeding and any claimed liability or obligation of the Indemnitee with respect thereto is being fully satisfied by reason of such settlement and that the Indemnitee is being released from any and all obligations or liabilities it may have with respect thereto.

         8.4.5 In the event any party hereto shall be in the process of defending any Covered Proceeding, or any party hereto shall be liable for indemnification obligations with respect to any environmental condition or environmental incident at the Verona, MO site, the other parties hereto shall (at the sole cost and expense of the party with the indemnification obligation for the particular situation) reasonably cooperate with the party engaged in such defense or so liable for such indemnification obligation to facilitate its investigation of the matters at issue and provide reasonable access to the Verona, MO site for such purpose at reasonable times during normal business hours, and so long as such investigation or access shall not interfere with the business or operations at the Verona, MO site. In addition, in the case of an Environmental Claim involving the Verona, MO site for which Buyer is entitled to indemnification under this Article 8: (a) Buyer will provide Sellers (in the absence of emergency circumstances or applicable statutory or regulatory requirements which make the same impractical) with a reasonable opportunity to discuss possible means of effecting required remediation and to exchange with Buyer cost estimates for remediation measures proposed by Buyer or Sellers, as the case may be; and (b) Buyer will act in good faith in selecting remediation measures which are reasonably cost efficient (in light of available alternatives and its business needs) and consistent with commercially reasonable business practice, so long as (i) such measures could not reasonably be expected to have a material impact on production or other operations at the Verona, MO site, and
(ii) all liabilities, costs, expenses and damages resulting or likely to result from or in connection with such measures are promptly paid by Sellers to Buyer (and Sellers establish to Buyer's reasonable satisfaction (via bond or satisfactory security device) their ability to make such payment), and (iii) such measures does not significantly impair the ability of Buyer to continue to conduct its business at the Verona, MO site or to maintain its competitive position in the marketplace.

     8.5 (a) If the Closing occurs and an Environmental Claim for Pre-Closing Dioxin Matters or Pre-Closing Non-Dioxin Matters exists which entitles Buyer to indemnification under this Agreement (a "Dioxin Claim"), and Sellers shall concurrently be entitled to indemnification for such Dioxin Claim under the Prior Agreement (the "Prior Seller Indemnity"), then if (i) Buyer commits an act set forth in paragraph (b) below and the actual and direct effect of the commission of such act is to cause the Prior Seller Indemnity for such particular Dioxin Claim to be terminated and lost without right of recovery by any of Sellers (a "Buyer Termination Cause") and (ii) such termination and loss is not otherwise caused by or due to any other act, event or circumstance not constituting a Buyer Termination Cause and Sellers shall have complied with paragraph (c) below and shall have timely and diligently used all reasonably available means to preserve the Prior Seller Indemnity, then the entitlement of Buyer to indemnity under this Article 8 for such Dioxin Claim (but not any other Environmental Claim) shall be reduced by the actual dollar amount of Prior Seller Indemnity for such Dioxin Claim so terminated and lost which would otherwise have been recovered but for such Buyer Termination Cause.

     (b) A "Buyer Termination Cause" shall mean if after the Closing:

     (i) Buyer shall disturb or damage the caps on the Sites or shall fail to assume responsibility, at its sole expense, for the mowing and seeding of the vegetative covers of the Sites or shall fail to notify DuCoa (or at Buyer's option Prior Seller directly) of any disturbance of or damage first occurring after the Closing to any such cap within twenty-four (24) hours after Buyer has Knowledge thereof (the "Sites", for the purposes hereof, shall mean the Slough, Lagoon, Burn, Spill and Irrigation areas as defined in the map attached as Annex 8.5A to the Disclosure Schedule, each of which may be referred to singly as a "Site").

     (ii) Buyer shall spray irrigate wastewater at the Plant.

     (iii) Buyer shall fail to provide Prior Seller and its representatives with access to (i) the Plant and the Verona, MO Owned Real Property acquired by Buyer pursuant to this Agreement (the "Real Property") for so long as Prior Seller is obligated to fulfill an environmental covenant under Article 10 of the Prior Agreement, and (ii) the real property retained by Prior Seller as described on
Schedule 10.7 of the Prior Agreement via the easement described in the Ingress and Egress Easement, a copy of which is attached hereto as Annex 8.5B to the Disclosure Schedule; such access to be afforded during all reasonable times to Prior Seller and to its representatives , upon reasonable notice to Buyer, in order that Prior Seller and its representatives may undertake any and all Remediation Activities that may be necessary to carry out the terms of the Prior Agreement or any undertakings applicable thereto.

     (iv) For a period of thirty (30) years after Closing, Buyer shall undertake any construction or excavation or earthmoving activities that may affect the Sites or otherwise substantially interfere with or materially increase the costs of Prior Seller in carrying out its covenants under Section 10.4(a) of the Prior Agreement.

     (v) Buyer (and its successors and assigns) shall fail to notify DuCoa (or at Buyer's option Prior Seller directly) within twenty-four (24) hours after Buyer becomes aware that a third party having an easement right on the Real
Property: (i) intends to undertake any construction or excavation or earthmoving activities that may affect the Sites, or (ii) has come onto the Real Property with the intention of performing (or has already commenced performing) any such activities.

     (vi) Buyer shall refuse to meet with the Environmental Committee regarding Remediation Activities of Prior Seller.

     (c) Sellers shall, if and to the extent Buyer shall so require, promptly and from time to time appoint representatives of Buyer (or its successors and assigns) to the Environmental Committee as DuCoa's representatives thereto (together with DuCoa's own internal designees). Sellers shall consult regularly with Buyer regarding all Environmental Committee matters, and none of Sellers shall take any action in the context of or relating to the Environmental Committee without reasonable prior notice to and the express prior written consent of Buyer. Sellers shall use its best efforts to facilitate continuing communication between Prior Seller and Buyer and to enable Buyer to avoid a Buyer Termination Cause and to preserve and enforce its right and remedies under the Prior Agreement.

     (d) For purposes of this Section 8.5 only: the terms "Knowledge", "Plant" and "Remediation Activities" shall have the respective meanings ascribed thereto in the Prior Agreement.

     (e) Notwithstanding anything to the contrary contained herein, (i) Buyer shall not have or assume any obligation of any of Sellers under the Prior Agreement, nor shall Buyer have any liability or obligation to any of Sellers or to Prior Seller for any matter covered by paragraph (b) above, the only consequence of any such paragraph (b) matter being the possible reduction of an indemnity right under Article 8 of this Agreement with respect to a particular Dioxin Claim under the limited circumstances set forth above, (ii) the obligations of Sellers under Article 8 of this Agreement shall not be limited or affected in any manner by any termination or lack of availability of Prior Seller's obligations under the Prior Agreement whatsoever, except under the limited circumstances and to the limited extent expressly set forth in this
Section 8.5, and (iii) neither Prior Seller nor any other person or entity shall be a third party beneficiary hereof, nor shall this Section 8.5 limit or affect any rights or remedies which any Buyer Indemnitee may have against Prior Seller or any other person or entity.

8.6  Escrow; Offsets.

         8.6.1 Sellers' performance of their respective obligations under or pursuant to this Agreement and/or any agreement or certificate or instrument contemplated hereby, shall be secured by the Escrow Funds, as defined in, and held in escrow pursuant to the terms of, the Escrow Agreement. In the event that any Buyer Indemnitee shall have any claim for indemnification, then in addition to any other rights and remedies available to any Buyer, Buyer shall be entitled to recover such claim out of, and make claim for, the Escrow Funds and, subject to the terms of the Escrow Agreement, the proceeds of the Escrow Funds shall be available to satisfy any such claim. The right of any Buyer Indemnitee to assert any claim it may have under or in connection with this Agreement against or to recover the Escrow Funds shall be in addition to any and other rights and remedies which any Buyer Indemnitee may have, all of which shall be cumulative. In the event of any claim for indemnification, any Buyer Indemnitee may proceed against any of Sellers and/or the Escrow Funds, and no failure or delay by any Buyer Indemnitee in exercising any right to claim any portion of the Escrow Funds shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude the exercise of any other right.

         8.6.2 Without limiting its other rights and remedies, Buyer, subject to the provision of this Section 8.6.2, shall also have the right to set-off and deduct the amount of any entitlement of any Buyer Indemnitee in respect of any obligation under Section 8.2 or otherwise in respect of this Agreement against amounts payable by Buyer under or pursuant to this Agreement, in each case at the option of Buyer, in the order in which such payments come due. In order to assert the set-off right herein provided for: either (i) there must be an agreement by Sellers thereto or a determination of a court or arbitrator that the claim on which such set-off is based is valid, or (ii) Buyer must propose that an independent mediator mutually acceptable to Buyer and Sellers render a non-binding determination as to the extent to which such claim on which such set-off is based is reasonably likely to be a valid claim, and, in such event, either Sellers shall fail to submit such matter to such a mediator or such mediator shall make such non-binding determination. In the event Sellers agree to such submission to such mediator, then the parties shall proceed expeditiously to make such submission and to request such mediator to render a determination promptly and any payment obligation as to which such set-off claim applies shall be suspended until such mediator renders his determination.

     8.7 Remedies. After the Closing, the rights of Buyer under this Article 8 and under Section 9.1 hereof shall be the exclusive remedy of Buyer with respect to claims based upon a breach or alleged breach of any of the representations, warranties and covenants of Sellers contained herein. The rights of Sellers under this Article 8 shall be the exclusive remedy of Sellers with respect to claims based upon a breach or alleged breach of any of the representations, warranties and covenants of Buyer contained herein. Except as expressly set forth in or made pursuant to this Agreement, neither Sellers nor any of their respective representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as set forth in or provided pursuant to this Agreement, the Acquired Assets shall be transferred to Buyer pursuant to this Agreement, without any warranty of merchantability or fitness for a particular purpose.

                                   ARTICLE 9

9.   Miscellaneous.

     9.1 Specific Performance. Sellers agree that the Acquired Assets are unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce the performance of Sellers under this Agreement without the necessity of posting any bond or other security, and Sellers hereby waive the defense in any such suit that Buyer has an adequate remedy at law and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section shall not be exclusive of any other rights or remedies which Buyer may otherwise have under this Agreement or otherwise (subject nevertheless to Section 8.6 hereof), all of which rights and remedies shall be cumulative.

     9.2 Binding Agreement; Assignment. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise. Prior to the Closing, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties.

     9.3 Law To Govern. This Agreement and each of the agreements and instruments executed and delivered pursuant thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to any principles or requirements thereof that would otherwise require the application of or reference to the laws of another jurisdiction.

     9.4 Applicable Law; Venue. This Agreement and each of the agreements and instruments executed and delivered pursuant thereto shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws. Any litigation arising under or related to or in connection with this Agreement or any of such other agreements and instruments shall be tried by the United States District Court for the Southern District of New York, provided that if such litigation shall not be permitted to be tried by such court then such litigation shall be held in the state courts of New York. Each party hereto irrevocably consents to and confers personal jurisdiction on the United States District Court for the Southern District of New York, or, if (but only if) the litigation in question shall not be permitted to be tried by such court, on the state courts of New York, and expressly waives any objection to the venue of such court, as the case may be, and agrees that service of process may be made on such party by mailing a copy of the pleading or other document by registered or certified mail, return receipt requested, to its address for the giving of notice provided for in Section 9.6 hereof, with service being deemed to be made five (5) business days after the giving of such notice.

     9.5 Waiver of Trial By Jury. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, any other agreement or instrument contemplated by or relating to this Agreement, any of the transactions contemplated hereby or thereby. Each party hereto acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 9.5.

     9.6 No Public Announcement. Prior to Closing, no party hereto shall, without the prior written approval of Buyer and Sellers, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any party hereto, or any of its affiliates, shall reasonably determine it is so obligated by any law, rule or regulation or the rules of any stock exchange, in which case the disclosing party shall so advise the other parties and Buyer and Sellers shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     9.7 Notices. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or when deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or when delivered to a nationally recognized overnight courier service or when sent by electronic facsimile transmission (with copy to follow by mail or courier as aforesaid), to the other party hereto at the following addresses:

                  if to any Seller, to:

                                    DCV, Inc.
                                    3521 Silverside Road
                                    Suite 2K - Quillen Bldg.
                                    Wilmington, Delaware 19810
                                    Attn:  Mr. Earnest Porta
                                    Tel: 302-695-5330
                                    Fax: 302-695-5350
                  if to Buyer, to:

                                    c/o Balchem Corporation
                                    2007 Route 284
                                    Slate Hill, New York 10973
                                    Attn: Dino A. Rossi, President
                                    Tel: 845-355-6300
                                    Fax: 845-355-6528

                           with a copy to:

                                    Golenbock, Eiseman, Assor & Bell
                                    437 Madison Avenue
                                    New York, New York  10022
                                    Attention: Nathan E. Assor, Esq.
                                    Tel: 212-907-7300
                                    Fax: 212-754-0330

or to such other address as any such party may designate in writing in accordance with this Section 9.7.

     9.8 Fees and Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear its own costs and expenses (including fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors) incurred or otherwise payable by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement.

     9.9 Severability. In the event that any of the provisions contained in this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for other reasons, unless narrowed by construction, such provision shall, for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected in any way thereby.

     9.10 Entire Agreement. This Agreement and the schedules and exhibits hereto which form a part hereof contain the entire understanding of the parties hereto in respect of the subject matter hereof. There are no promises, representations, warranties, covenants, or undertakings, other than those expressly set forth herein or made pursuant hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Amendments; Consents and Waivers. This Agreement and the other agreements to be executed in connection herewith may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by Buyer and Sellers. Any failure by any party to this Agreement to comply with any of its obligations hereunder may be waived by the other party. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     9.13 No Third-Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any other documents executed in connection with this Agreement.

     9.14 Section Headings. The Article, Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

     9.15 Use of Terms. Whenever required by the context, any pronoun used in this Agreement or in any Exhibit or Schedule hereto shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words "include" or "including" in this Agreement or in any Exhibit or Schedule hereto shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. Unless otherwise indicated, reference in this Agreement to a "Section" or Article" means a Section or Article, as applicable, of this Agreement. When used in this Agreement or in any Exhibit or Schedule hereto, words such as "herein", "hereinafter", "hereof", "hereto", and "hereunder" shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9.16 Termination. This Agreement may be terminated at any time prior to
Closing: (i) by mutual written consent of Buyer and Sellers; (ii) by Buyer or Sellers if the Closing shall not have occurred on or before June 15, 2001, provided that this provision shall not be available to Buyer if Sellers have the right to terminate this Agreement under clause (iv) of this Section 9.16, and this provision shall not be available to Sellers if Buyer has the right to terminate this Agreement under clause (iii) of this Section 9.16, (iii) by Buyer if there is a material breach of any representation, warranty, covenant or agreement made or to be complied with or performed by any of Sellers pursuant to the terms of this Agreement, provided that Buyer may not terminate this Agreement prior to the Closing if Sellers have not had a reasonable opportunity (not to exceed twenty (20) days from the date of notice from Buyer to Sellers of such breach) to cure such breach; or (iv) by Sellers if there is a material breach of any representation, warranty, covenant or agreement made or to be compiled with or performed by Buyer pursuant to the terms of this Agreement, provided that Sellers may not terminate this Agreement prior to the Closing Date if Buyer has not had a reasonable opportunity (not to exceed twenty (20) days from the date of notice from Sellers to Buyer of such breach) to cure such breach.

     9.17 Effect of Termination. In the event of termination of this Agreement prior to the Closing: (i) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after execution hereof, to the party furnishing the same; (ii) the provisions of the confidentiality agreements signed by each of the parties shall continue in effect; and (iii) no such termination shall affect or negate any rights which any party hereto may have by reason of any breach or default under this Agreement by any other party hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                            BCP Ingredients, Inc.



                                            By:   /s/ Dino A. Rossi
                                               --------------------------------
                                               Name: Dino A. Rossi
                                                    ---------------------------
                                               Title: President
                                                     --------------------------



                                            DuCoa L.P.

                                            By: DCV, Inc., general partner



                                            By:    /s/ Earnest W. Porta
                                               --------------------------------
                                               Name: Earnest W. Porta
                                                    ---------------------------
                                               Title: President
                                                     --------------------------



                                            DCV, Inc.



                                            By: /s/ Earnest W. Porta
                                               --------------------------------
                                               Name: Earnest W. Porta
                                                    ---------------------------
                                               Title: President
                                                     --------------------------


                                            DCV GPH, Inc.



                                            By: /s/ Earnest W. Porta
                                               --------------------------------
                                               Name: Earnest W. Porta
                                                    ---------------------------
                                               Title: President
                                                     --------------------------

                                                                  SCHEDULE 1.2


Schedule 1.2 - Operations and Products pertaining to the Business (Section 1.2 "The Business")

A. "Verona Operations" means the business, operations and rights of any of Sellers for or relating to any of the following products, compounds, chemicals or materials and any and all Derivative Products (as hereinafter defined):

Feedgrade choline chloride products, including:
         50% Dry Choline Chloride
         60% Dry Choline Chloride
         70% Dry Choline Chloride
         70% & 75% Aqueous Choline Chloride
         all other choline and choline chloride products and materials for animal and feed uses

Human nutritional choline products, including:
         Choline chloride, FCC
         Choline bitartrate, FCC
                  Regular
                  Coarse
                  Conditioned
                  20 Mesh Conditioned
                  40 Mesh Conditioned
                  Fine, Conditioned (milled by a third party)
         Betaine HCl USP
         Choline Dihydrogen Citrate
         All other choline and betaine and related products for human use.

TMAC (Tetramethylammonium chloride)


Product tolled for EKC

Stabilized Choline Base in Methanol


Product tolled for Velsicol

Sodium Benzoate
Potassium Benzoate


Other:

All other business, operations and rights relating to any and all products, materials and services related to any of the above under this Schedule 1.2.

Any and all other products, compounds, chemicals and materials concurrently processed, produced, tolled and/or marketed, or currently proposed to be processed, produced, tolled and/or marketed, as part of or in connection with any operations or business of any of Sellers from or utilizing any of the Verona, MO facilities or any services provided thereat or therefrom, including without limitation Derivative Products (as hereinafter defined).

B. "M-Cap Operations" means the business, operations and rights of any Sellers for or relating to any of the following products, compounds, chemicals and materials and any and all Derivative Products:

Baking Soda G110
Baking Soda G130
Baking Soda 435
Baking Soda 516B
Cinnamon H100
F-440
F-441
F-444
F-445
Sodium Diacetate DP-208
Arginine 362
Ascorbic Acid B100
Ascorbic Acid 431
Betaine Hydrochloride 454
Choline Bitartrate 424
Choline Dihydrogen Citrate 430
Copper Gluconate 486
Ferrous Fumarate 451A
Ferrous Fumarate 482
Ferrous Sulfate 481A
Lysine 360
Magnesium Oxide 153
Magnesium Oxide 154
Natural Betaine 454WS
Niacinamide 477A
Riboflavin 357
Thiamine Hydrochloride 355
Thiamine Mononitrate 356
Zinc Oxide 471
Aspartame 311
Aspartame 452
Citric Acid A100
Citric Acid 437
Citric Acid 474
Citric Acid 535
Fumaric Acid 410A
Potassium Chloride C101
Potassium Chloride C102
Sodium Chloride 436A
Sodium Chloride 436B
All products, compounds, chemicals and materials related to any of the above.

C. "Products" as used in the Agreement includes (i): any and all of the products, materials and services identified or referred to in this Schedule 1.2, and (ii) any and all products, materials and services reflecting or utilizing percentages or portions of any of the chemicals or compounds referred to in this
Schedule 1.2 which are different than the particular percentages or portions referred to in this Schedule 1.2 or reflected in, and which products, materials or services are used for similar purposes as, any of the other Products ("Derivative Products").

                                                                   SCHEDULE 2.1

                                 Purchase Price

         (a) The Purchase Price shall be the sum of $14,981,000 (the "Base Price"), subject to adjustment as provided in Section 2.5 or 3.1.2 of the Agreement, and also reduced dollar-for-dollar by the aggregate amount of the Payables as of the Closing Date, plus the Contingent Amount (if any), and shall be payable as provided in the Agreement or otherwise herein.

         (b) The term the "Payables" shall mean the aggregate amount of (i) all trade and other accounts payable, and (ii) those categories of accrued business expenses described in Annex B hereto, in each case relating to the Business, as of the Closing Date, which Buyer shall, at the Closing, elect to assume and pay when due.

         (c) The parties shall cooperate in good faith prior to the Closing to estimate the amount of the accounts payable and accrued business expenses as of the Closing Date relating to the Business, and at the Closing Buyer shall designate, by category or amount, in its discretion, those items which shall constitute Payables, in which event the parties' good faith estimate thereof (the "Estimated Payables") shall be deducted from and reduce the Purchase Price and the Base Price and such net sum (the "Cash Amount") shall be payable at the Closing by Buyer as follows: $250,000 to the Escrow Agent; and the balance of the Cash Amount to Sellers.

         (d) The parties shall, promptly after the Closing (but in no event later than sixty (60) days after the Closing), cooperate in good faith to mutually compute the definitive amount of the Payables (the "Definitive Payables"). If the Definitive Payables shall exceed the Estimated Payables, Sellers shall promptly pay such excess to Buyer. If the Estimated Payables shall exceed the Definitive Payables, Buyer shall promptly pay such excess to Sellers.

         (e) Sellers and Buyer agree to use their best efforts to reach agreement on any disputed portion of the computation of the Definitive Payables under paragraph (d) above (the "Disputed Items"). Any Disputed Items remaining unresolved on the 90th day after the Closing shall forthwith be submitted to a neutral arbitrator selected under the auspices of the American Arbitration Association or as Sellers and Buyer shall otherwise agree (the "Arbitrator"). Sellers and Buyer shall promptly present their positions with respect to the Disputed Items to the Arbitrator, together with such other materials as the Arbitrator may deem appropriate. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on each party. The cost of the Arbitrator shall be borne 50% by Sellers and 50% by Buyer.

         (f) The "Contingent Amount" shall be the product of $1,000,000, multiplied by the appropriate and corresponding "Applicable Fraction" specified below, for each of the twelve (12) month periods beginning July 1, 2001, July 1, 2002 and July 1, 2003, respectively (each an "Applicable Fiscal Period" and, respectively the "2002 Fiscal Period," the "2003 Fiscal Period" and the "2004 Fiscal Period", as the case may be), based on the relationship of the Actual Gross Margin, to the applicable Base Gross Margin, for the particular Applicable Fiscal Period, and to the applicable Prior Base Gross Margin, all as hereinafter defined and provided. 1

         (g) The "Actual Gross Margin" for any respective Applicable Fiscal Period shall mean Net Sales (as hereinafter defined) less all actual manufacturing costs associated with the Verona, MO operations of Buyer for such respective Applicable Fiscal Period, including all labor and material costs and production costs (but excluding depreciation, income taxes, interest expense and allocations of home office overhead, provided that home office or other overhead items such as insurance which are properly allocable to the Verona, MO operations of Buyer shall be included in computing Actual Gross Margin), as determined in accordance with generally accepted accounting principles ("GAAP") applied by Buyer on a basis consistent with GAAP reflected in the accounting records of Sellers reviewed by Buyer's parent's accountants prior to May 1, 2001 during their review of the Sellers' financial statements.

         (h) "Net Sales" shall equal gross sales by Buyer of the Covered Products (as hereinafter defined) manufactured at the Verona, MO facility included in the Acquired Assets, less all delivery and freight charges, returns, allowances, credits, discounts, customs charges, duties and sales, use, VAT and similar taxes; provided that all Covered Products sold or transferred to Buyer or any of its affiliates or used by Buyer or any of its affiliates in the manufacture or processing of encapsulated choline chloride (or any other product) shall be deemed sold and transferred at a price no higher than the applicable per unit manufacturing cost therefor for the Applicable Fiscal Period in which so sold, transferred or used as determined in accordance with generally accepted accounting principles ("GAAP") applied by Buyer on a basis consistent with GAAP reflected in the accounting records of Sellers reviewed by Buyer's parent's accountants prior to May 1, 2001 during their review of the Sellers' financial statements.

         (i) The Covered Products shall mean Choline Nutrient, Dry and Aqueous Choline Chloride Feed, Betaine Hydrochloride, Tetramethyl Ammonium Chloride
(TMAC), Sellers' form of Encapsulated Choline Chloride and Benzoate tolling. It is expressly understood that Buyer has no intention of marketing Sellers' form of Encapsulated Choline Chloride.

         (j) The Base Gross Margin for each Applicable Fiscal Period shall be as follows:

                  Applicable Fiscal Period           Base Gross Margin
                  ------------------------           -----------------
                  2002 Fiscal Period                          $4,661,000
                  2003 Fiscal Period                          $6,062,000
                  2004 Fiscal Period                          $7,371,000

         (k) The "Prior Base Gross Margin" applicable to a particular Applicable Fiscal Period shall be the Base Gross Margin for the immediately preceding Applicable Fiscal Period, and the Prior Base Gross Margin applicable to the 2002 Fiscal Period shall be $2,966,000.

         (l) The Applicable Fraction for any particular Applicable Fiscal Period shall be calculated as follows:

     (i) If the Actual Gross Margin for such particular Applicable Fiscal Period is greater than the Prior Base Gross Margin applicable to such Applicable Fiscal Period, then the Applicable Fraction shall be a fraction (but in no event more than 1.0):

                           (a) The numerator of which is equal to the amount by which such Actual Gross Margin ("Current AGM") shall exceed such Prior Base Gross Margin ("Prior BGM"), and

                           (b) The denominator of which is equal to the amount by which the Base Gross Margin for such particular Applicable Fiscal Period ("Current BGM") shall exceed such Prior BGM.

     (ii) Expressed as a fraction, such Applicable Fraction shall equal:

                            (Current AGM - Prior BGM)
                            -------------------------
                            (Current BGM - Prior BGM)

     (iii) If the Current Gross Margin is less than or equal to the Prior Base Gross Margin, then the Applicable Fraction shall equal zero and there shall be no Contingent Payment.

     (iv) As an example, if the Actual Gross Margin for the 2002 Fiscal Period is $3,351,000 then the Applicable Fraction shall equal (3,351,000 - 2,966,000)/(4,661,000-2,966,000) or 385,000/1,695,000 or 0.2271. In such case, the Contingent Amount payable for the 2001 Fiscal Period would equal ($1,000,000) times (.2271) or $227,100.

         (m) If any Contingent Amount shall be payable for a particular Applicable Fiscal Period, then Buyer shall pay the same to Sellers within 60 days after the end of such Applicable Fiscal Period. In no event shall the Contingent Amount for a particular Applicable Fiscal Period exceed $1,000,000, nor shall the aggregate Contingent Amount for all Applicable Fiscal Periods exceed $3,000,000.

         (n) Buyer acknowledges that the Base Gross Margin amounts are based on estimated margins of the products currently manufactured at the Verona, MO site and therefore, to the extent possible, the operations of the Verona, MO site shall be accounted for on a basis separate from the remaining operations of Buyer such that the results of operations at the Verona, MO site may be accurately compared to such Base Gross Margin amounts.

         (o) The use and amounts of all reserves or contingent liabilities, including product claims or refunds or liability reserves, shall be consistent with GAAP.

         (p) In the event of an occurrence of a Force Majeure event during a particular Fiscal Period resulting in (i) a Partial Shutdown (for a period exceeding 30 consecutive days), or (ii) a total unscheduled shut-down (for a period exceeding 7 consecutive days), of the Verona, MO site, including due to earthquake, fire, or similar natural event, a plant shutdown, strike, lack of raw materials, transportation or other situations outside the reasonable control of the parties hereto, then the relevant Fiscal Period shall be extended by the time period during which such shut-down continues, and Actual Gross Margin for such Fiscal Period as extended shall not include Actual Gross Margin during the period of such shut-down. A "Partial Shutdown" shall mean the unscheduled shutdown of a major production line for the manufacture of liquid or dry choline or choline salts.

         (q) Upon payment of each Contingent Amount (or determination that no Contingent Amount is owed) Buyer shall deliver to Sellers documents in sufficient detail to show how the calculation of the Contingent Amount was determined. Sellers or their representatives shall have a right, during normal business hours at such times as reasonably approved by Buyer and subject to such restrictions as to confidentiality as Buyer shall require, to audit all relevant records and documents of Buyer necessary to verify the calculation of the Contingent Amount.

         (r) Buyer acknowledges and agrees that the above Gross Margin projections are solely for the purpose of establishing a Contingent Amount and do not constitute a legally binding or enforceable commitment, projection, representation or warranty for purposes of the Agreement, nor have Sellers made any representations, warranties or assurances, express or implied, to Buyer as to projected sales, margins or profits.

                             ANNEX B TO SCHEDULE 2.1


Accrued Business Expenses:

         Property Taxes
         Payroll withholdings (Taxes, 401(k), etc.)
         Union pension contribution
         Safety bonus
         Vacation
         Salary and wages
         Lease/rental obligations

                                                                     SCHEDULE 4



         4.1 Organization, Standing and Qualification; No Subsidiaries.


         (a) Each of Sellers is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, as set forth in
Schedule 4.1(a) of the Disclosure Schedule; and has all requisite power and authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted. Set forth in Schedule 4.1(a) of the Disclosure Schedule is a listing of each jurisdiction in which the respective Seller is qualified to do business as a foreign corporation. Each of Sellers is duly qualified and authorized to do business, in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or in which the nature of its business requires it to be so qualified except where the failure to so qualify would not have a material adverse effect on the Business, or on the condition (financial or otherwise), assets, liabilities or operations of the Business. The copies of the Restated Certificate of Limited Partnership and Limited Partnership Agreement of DuCoa and the Certificate of Incorporation and By-Laws of each of DCV and LP delivered to Buyer are complete and correct.

         (b) Subsidiaries. Except as set forth in Schedule 4.1(b) of the Disclosure Schedule, none of Sellers has any subsidiary or any interest, direct or indirect, nor has any commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as set forth in Schedule 4.1(b), none of Sellers is a subsidiary of another person or entity and no person or entity has any interest, direct or indirect, nor has any commitment to purchase any interest, direct or indirect, in any Seller. The Business has not been conducted through any direct or indirect subsidiary or any direct or indirect shareholder or affiliate of any of Sellers.

         4.2 Related Transactions. Except as indicated in Schedule 4.2 of the Disclosure Schedule, during the past three years none of Sellers nor the Business has, directly or indirectly, purchased, leased nor otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise engaged in transactions with any person or entity which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any of Sellers or any partner or shareholder of any of Sellers or any person or entity associated with any such person or entity, and no part of the property or assets of any direct or indirect shareholder, subsidiary or affiliate of any of Sellers is used by any Seller.

         4.3 Authority. Each of Sellers has all requisite power and authority to enter into this Agreement and each other agreement, document and instrument to be executed or delivered by it in accordance with this Agreement (the "Seller Documents") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents by Sellers have been authorized by all necessary corporate stockholder partnership and partner action and no other proceedings on the part of any of Sellers are necessary to authorize this Agreement, the Seller Documents and the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Sellers and is the legal, valid and binding obligation of each Seller and each of the Seller Documents has been duly authorized by Sellers and upon execution and delivery by such of Sellers as is party thereto will be a legal, valid and binding obligation of same.

         4.4 No Violation. Except as set forth on Schedule 4.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the sale of the Acquired Assets to Buyer, will not (a) conflict with or violate any provision of the amended and restated certificate of limited partnership or limited partnership agreement of DuCoa or the certificate of incorporation or by-laws of DCV or LP, (b) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any agreement, instrument, debt or obligation to which any of Sellers is a party or to or by which any of them or any of the Acquired Assets or the Business is subject or bound, (c) require the consent of any party to any agreement or commitment to which any of Sellers is a party, or to or by which any of them or any of the Acquired Assets or the Business is subject or bound, (d) result in the creation or imposition of any Lien upon any of the Acquired Assets, or (e) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which any of Sellers or any of the Business or the Acquired Assets is subject or bound.

         4.5 Financial Statements.

             (a) Sellers have delivered to Buyer copies of the financial statements identified on Schedule 4.5(a) of the Disclosure Schedule (collectively the "Financial Statements"), including those for the calendar years ended December 31, 1999 and December 31, 2000 and the three months ended March 31, 2001, and the unaudited, pro forma listing of assets and liabilities of the Business as at March 31, 2001 (the "Balance Sheet" and March 31, 2001 is the "Balance Sheet Date"). Except as set forth in Schedule 4.5(b) of the Disclosure Schedule, all of the Financial Statements have been prepared, on such unaudited pro forma basis, from the books and records of Sellers in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present in all material respects the financial position of the Business as at their respective dates and the results of operations and cash flows of the Business respectively for the respective periods covered thereby, and do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

             (b) Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto), or set forth on
Schedule 4.5(c) of the Disclosure Schedule, none of Sellers has any debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, other than current liabilities permitted under Section 4.11(a) below, and other than contract obligations disclosed pursuant to Section
4.9 below or not required to be disclosed pursuant to said Section 4.9, which in each case conform to the representations and warranties with respect thereto in this Agreement.

         4.6 Title to and Condition of Acquired Assets.

             (a) DuCoa has good and marketable title in fee simple to the Owned Real Property, free and clear of all Liens, except (1) as reflected in Schedule 4.6(a) of the Disclosure Schedule, and (ii) liens for current real estate Taxes not yet due or payable. None of the Owned Real Property is subject to or affected by any reservation or exclusion of mineral, timber, air or other rights or interests. Sellers have good and marketable title to all of the Acquired Assets, and all of the assets, properties and rights of the types described in Section 1.1 of this Agreement which any of them owns or purports to own, other than the Owned Real Property, free and clear of any and all Liens, except as reflected in
Schedule 4.6(a) of the Disclosure Schedule.

             (b) All Owned Real Property and all plants, facilities, structures, machinery and equipment of or used by any Seller in connection with any of the Owned Real Property conform in all material respects with all applicable building and zoning ordinances and all other laws, regulations and requirements. All such plants, structures, machinery and equipment of or used by any Seller in connection with any of the Business are suitable for the purposes used and adequate and sufficient for all operations and conduct of the Business as currently being conducted, all of which are in all material respects in good operating condition, order and repair, subject to normal wear and tear from normal use and subject to normal maintenance requirements, and are free from termites, wood destroying insects and organisms and structural damage therefrom. There are no conditions or events, except for normal wear and tear, which would prevent continued normal operation of said plants, structures, machinery and equipment or would otherwise materially and adversely affect the operation and/or use of the same as currently used by any Seller. There are no actions pending or to the best of Sellers' knowledge threatened by any federal, state, local or foreign regulatory agency with respect to the compliance of such properties or assets with applicable laws, ordinances or regulations.

             (c) Each Seller enjoys peaceful possession of all real and personal properties held under lease or license. There are no material defaults existing or event or condition which with notice or lapse of time or both, would constitute an event of default, or arrearages under any of such leases and licenses and all such leases and licenses are in good standing and in full force and effect.

             (d) Except as set forth in Schedule 4.6(d) of the Disclosure Schedules, the Acquired Assets, together with the Excluded Leased Properties and the inventory forming part of the Excluded Assets, include all of the assets, contracts, leases and licenses and all of the other properties and rights of every type and description, real, personal and mixed, tangible and intangible, which are necessary to the conduct of the Business as presently conducted, and for Buyer to conduct the Business in the same manner.

         4.7  Intellectual Property.

             (a) Except as indicated in Schedule 4.7(a) of the Disclosure Schedule, Sellers own, or possess the perpetual and royalty-free licenses and all other rights necessary to use, all Intellectual Property used in or necessary to conduct any of the Business, all of which are in good standing and uncontested and free and clear of any and all Liens and rights of others of any kind. None of the Intellectual Property is owned or licensed or held by any partner, shareholder, director, officer, consultant, independent contractor or employee of any Seller, or by any person or entity which is an affiliate of any Seller, all such Intellectual Property being owned or licensed as aforesaid solely by DuCoa itself. To the knowledge of Sellers, no Seller is infringing upon or otherwise acting adversely to any copyright, trademark, trademark right, service mark, service name, trade name, patent, patent application, license or trade secret or other proprietary right or intellectual property of any other person or entity. No claim, suit, demand, proceeding or investigation is pending, has been asserted or is threatened by or against any Seller with respect to, based on or alleging infringement of any such rights or the proprietary rights or intellectual property of any third party, or challenging the validity or effectiveness of any license for such rights, and none of Sellers knows of any basis for any such claim, suit, demand, proceeding or investigation.

             (b) Schedule 4.7(b) of the Disclosure Schedule, contains a true and complete list of all Programs owned, developed, under development, published, licensed, supported or maintained by any Seller (excluding commonly used and available Programs used by Sellers each of which is subject to a commercially standard "shrink-wrap" licenses which Buyer shall be entitled to utilize and which can be readily obtained by Buyer without cost or expense).

             (c) Sellers have delivered to Buyer copies of all registrations and applications, which are currently pending for all Marks, Patents and copyrights, all of which are identified in Schedule 4.7(c) of the Disclosure Schedule. Sellers have, and on the Closing Date will continue to have, and Buyer will have, the right to use all Intellectual Property in the manner presently used by any of Sellers. None of Sellers has any knowledge of any infringement or unlawful, unauthorized or conflicting use of any of the Intellectual Property.

         4.8  Litigation.

             (a) Except as set forth on Schedule 4.8(a) of the Disclosure Schedule, there is no action, suit, proceeding, arbitration or investigation pending against or affecting any of the Business or the transactions contemplated by this Agreement, nor any basis therefor or threat thereof which, in any case or in the aggregate, could if adversely determined have a material adverse effect on the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Business or the Acquired Assets or the value thereof, or the use thereof by Buyer. No Seller (with respect to any of the Business), the Business or the Acquired Assets is subject to any court or administrative order, writ, injunction or decree, nor in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other governmental department, commission, board, agency, instrumentality, domestic or foreign.

             (b) Schedule 4.8(b) of the Disclosure Schedule sets forth a complete list and description of all product warranty and/or product liability claims, other than minor returns or exchanges of goods in the ordinary course of business consistent with industry practice, made in connection with the Business during the past three years, in each case, together with the resolution thereof (whether under insurance policies or otherwise).

         4.9  Compliance; Permits.

             (a) Each of Sellers, with respect to the Business, is in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees applicable to any Seller, any of its employees, any of the Acquired Assets and/or any aspect of the Business, including any laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to zoning, building requirements or standards, import, export, environmental, health and/or safety matters. Each Seller has all licenses, consents, certificates, franchises, permits, and authorizations issued by any department, board, commission, bureau or instrumentality necessary to the conduct and operation of the Business and the use of the Acquired Assets in the manner that it is currently conducted by it ("Licenses"), and each of which is identified in
Schedule 4.9 of the Disclosure Schedule and none of operations of any Seller or the Business is being conducted in any manner which violates in any material respect any of the terms or conditions under which such License was granted. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of any Seller, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect.

             (b) None of Sellers, nor any officer employee or agent thereof, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past two years given or agreed to give any gift or similar benefit to any client, customer, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist any Seller in connection with any actual or proposed transaction) which could reasonably be expected to any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, if not given in the past might have had a material adverse effect on the assets, operations or prospects of the Business, or if not continued in the future might adversely affect the retention of any material client, customer, account or business or the assets, operations or prospects of the Business or which could reasonably be expected to subject any Seller to material suit or penalty in any private or governmental litigation or proceeding.

         4.10 Schedules. Schedule 4.10(a) of the Disclosure Schedule contains a true, complete and accurate list and description of the following:

             (a) all real property and all buildings and improvements thereon in which any Seller has an ownership, leasehold or other interest and which is used in connection with any of the Business;

             (b) all items of equipment, owned, leased or used by any Seller in connection with any of the Business and setting forth with respect to all such listed property an identification of all leases relating thereto;

             (c) all Patents, Trademarks and copyrights and all applications therefor (including any licensed to any Seller), held or used by any Seller in connection with any of the Business, specifying such Seller's interest therein and in the case of any licensed to any Seller, the expiration date of such license, or if owned by any Seller, the date on, and manner in, which acquired; and all Contracts (including licenses) relating to any of the Patents, Trademarks or Copyrights;

             (d) all fire, theft, casualty, liability, collision, personal injury and other insurance policies insuring any Seller in connection with the Business, or insuring any Acquired Assets or the Business, specifying with respect to each such policy, the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), and the date through which coverage will continue by virtue of premiums already paid;

             (e) all sales agency, supply, purchase, distribution, sales representation, advertising, promotional, support, maintenance, outsourcing, manufacture and fulfillment agreements or franchises, and all agreements providing for the services of an independent contractor, to which any Seller is a party or by which it or the Business is bound, currently used in any of the Business;

             (f) all guarantees, loan agreements, indentures, mortgages and pledges, all conditional sale or title retention agreements, security agreements, equipment obligations, leases or lease purchase agreements as to items of personal property, in each case to which any Seller is a party or by which it or the Business is bound or under which it has rights and which are secured by or otherwise relate to any of the Acquired Assets or the Business;

             (g) each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all collective bargaining agreements, employee policies, employment and consulting agreements, and all employee bonus and benefit plans and all group insurance plans, whether or not legally binding, relating to the Business or any current or former employee, person or firm providing services to or for the Business, including wage continuation, severance, reemployment assistance, termination, deferred compensation, holiday, sympathy, sick leave or pay, vacation, personal day, education, pension, retirement, welfare and group or individual life, health, hospitalization, dental and accident insurance and other bonus practices, plans, agreements, arrangements, and/or commitments to which any Seller is a party or bound and, with respect to each of the employees identified in Schedule 6.6.1 of the Disclosure Schedule, showing separately for each such person, the amounts paid or payable as salary, bonus payments and all other direct or indirect compensation for the year ended December 31, 2000 and the current year through April 20, 2001;

             (h) all contracts, agreements, commitments, purchase orders, leases, licenses or other understandings or arrangements to which any Seller is a party or by which it or the Business or any of its property is bound or affected, relating to any of the Business, except for (i) short-term purchase or short-term sale orders in the ordinary course of business on customary terms and conditions, involving less than $10,000 in any single case, and (ii) contracts entered into in the ordinary course of business which are terminable by any Seller on less than 30 days' notice without any penalty or consideration and involving payments or receipts during the entire life of such contract by any Seller of less than $10,000 in the case of any single contract but not more than $50,000 in the aggregate;

             (i) all current forms of purchase orders, sales orders, invoices and quotations used by or for the Business; and

             (j) all agreements (whether or not fully performed) by which any of Sellers or any holder(s) of any equity interest therein acquired or disposed of any of such equity interests or any aspect of the Business or control thereof (excluding the agreement covering the sale of the Mexican choline chloride operation, other than all portions thereof accurately describing the business and assets transferred pursuant thereto and any covenants and obligations relating to any post-transfer conduct of any business or operations by any of Sellers).

             True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents (other than the Sellers' Credit Agreement, dated August 20, 1977, and credit documents ancillary thereto, between Sellers and Fleet Bank, as lead bank, which need only be listed and identified in said Schedule 4.10) required to be listed or identified pursuant to this Section 4.10 (to the extent either in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto, have been delivered to Buyer.

             Except as expressly set forth on Schedule 4.10 (b) of the Disclosure Schedule, all of the contracts and agreements required to be listed or identified pursuant to this Section 4.10 (other than those which have been fully performed) are in full force and effect, do not require the consent or approval of any party to the assignment thereof and will be unaffected by any Transfer of the Acquired Assets, and Buyer will be entitled to the full benefits thereof, and none of such contracts and agreements is with a governmental agency or authority. To the best of the knowledge of Sellers, there is not under any contract or agreement required to be listed or identified pursuant to this
Section 4.10 any material existing default or event which, after notice or lapse of time, or both, would constitute such a default or result in a right to accelerate or loss of rights. There have been no written modifications, or to Sellers' knowledge no oral modifications to the terms or provisions of any of such contracts and agreements. no amount payable or reserved under any such contract or agreement has been assigned or anticipated and Except for security interests held by Sellers' lenders, which shall be released in full at the Closing, no amount payable under any such contract or agreement is in arrears or has been collected in advance, and to the best of the knowledge of Sellers, there exists no offset or defense to payment of any amount under any such contract or agreement.

         4.11 Absence of Changes or Events. Since January 1, 2001, Sellers have conducted the Business only in the ordinary course in a manner consistent with past practices. Without limiting the foregoing, since such date, with respect to the Business neither any Seller nor the Business has:

             (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which, in any case or in the aggregate, could have a material adverse affect on the Business or on the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Business;

             (b) discharged or satisfied any Lien affecting the Business or any of the Acquired Assets, other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities permitted by subsection (a) above;

             (c) mortgaged, pledged or subjected to any Lien any of the Acquired Assets except for Liens held by Sellers' bank lenders which shall be released in full at the Closing;

             (d) sold, transferred, leased to others or otherwise disposed of any assets or properties or rights of or relating to any of the Business or any of the Acquired Assets, except for the sale of inventory and consumption of supplies, in the ordinary course of its business and consistent with its prior practice; or canceled or compromised any debt or claim, or waived or released any right of significant value;

             (e) received any notice of termination of any material contract, license, lease or other agreement relating to the Business;

             (f) suffered any damage, destruction, loss (whether or not covered by insurance) which, in any case or in the aggregate, could have a material adverse effect on the Business or on the business, assets, operations or prospects thereof, or disposed of or destroyed any records other than disposal of duplicates, drafts and other immaterial documents in the ordinary course of business in accordance with its written document retention policy;

             (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or other proprietary right, or modified any existing rights with respect thereto;

             (h) instituted, settled or agreed to settle any litigation, action, arbitration, investigation or proceeding before any court or governmental body relating to it or its property or received any threat thereof except for the good faith settlement of worker's compensation claims in the ordinary course of business or immaterial labor grievances involving individual employees relating to the Business;

             (i) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a material adverse effect on the Business or the condition (financial or otherwise), properties, business, assets, liabilities, operations or prospects of the Business, except to the extent reflected in the Financial Statements including, without limitation, any change in its revenues, costs, backlog, or relations with its employees, landlords, agents, customers, dealers, suppliers or government regulators;

             (j) entered into any transaction, contract or commitment other than in the ordinary course of business or incurred any severance pay obligations by reason of this Agreement or the transactions contemplated hereby;

             (k) made any change in excess of 4% in the rate of compensation, commission, bonus or other direct or indirect remuneration payable to, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus or extra compensation to, or made any change in any pension, wage continuation, severance, reemployment assistance, termination or vacation pay policy covering, any officer, employee, salesman, or agent providing services to or for the Business, except pursuant to the terms of the Collective Bargaining Agreement;

             (l) made any capital expenditure or capital additions or betterments in connection with the Business, in excess of $500,000 in the aggregate, whether or not reflected on the Financial Statements as capitalized expenditures;

             (m) made any purchase commitment in connection with the Business, in excess of normal, ordinary and usual requirements of the Business or at any price materially in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry or trade, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice or prudent business practices prevailing in the industry or trade;

             (n) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow downs or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers or any governmental regulatory authority or self-regulatory authority, in each case in connection with or affecting any of the Business;

             (o) received any notice from any customer or supplier that it intends to cease doing business with it (or will refuse to do business with Buyer), which, in any case or in the aggregate, has had or could have a material adverse effect on the Business or on the condition (financial or otherwise), business, assets, liabilities, operations or prospects of the Business, or on the value of the Acquired Assets or the Business or the Transfer thereof to Buyer; or

             (p) entered into any agreement or made any commitment to take any of the types of action described in subsections (a) through (o) above.

         4.12 Taxes. (a) Sellers have paid or made adequate provision for the payment of all taxes, fees, assessments and charges, including income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country, or by any state, municipality or instrumentality of any of same or by any other taxing authority, and all penalties and interest thereon (collectively "Taxes"), which has or may become due for or during all periods ending, and in respect of all operations, on or prior to the Closing Date. All Tax Returns (as hereinafter defined) required to be filed in connection therewith have been accurately prepared and filed and all deposits required by law to be made by any Seller or with respect thereto have been duly made. No Seller is a party to any pending action, proceeding or audit by any governmental authority for assessment or collection of any amount of Taxes for which it may be directly or indirectly liable, and there is no claim for assessment or collection of any amount of Taxes for which it may be directly or indirectly liable. The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

             (b) Each of Sellers has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (c) No Seller (nor any director or officer or any employee responsible for Tax matters) of any of Sellers expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of Sellers related to any of the Business or the Acquired Assets either (A) claimed or raised by any authority in writing or (B) as to which any of Sellers or any of the directors and officers (and employees responsible for Tax matters) of Sellers has knowledge based upon personal contact with any agent of such authority.

             (d) No claim has ever been made by an authority in a jurisdiction where any of Sellers does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

             (e) None of Sellers (other than the corporate Sellers themselves)
(A) is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) or any similar group defined under a similar provision of state, local, or foreign law filing any consolidated or combined income Tax Return, or (B) has any liability for the Taxes of any person or entity, whether under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract, or otherwise.

         4.13 Employee Benefits; Labor Matters. Except as set forth in Schedule
4.13 of the Disclosure Schedule:

             (a) Each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, policy, program, practice, agreement, understanding or arrangement providing compensation or other benefits to any current or former employee or independent contractor providing services to or for the Business (or to any dependent or beneficiary thereof), which is maintained by any Seller or under which any Seller has an obligation to contribute, including all pension, retirement, profit-sharing, stock, stock option, deferred compensation, bonus, incentive, medical, vision, dental and other health insurance, life insurance or any other employees benefit plan, arrangement or understanding and any trusts, insurance and administrative service contracts and agreements maintained in connection therewith (collectively, "Benefit Plans"), conform in all material respects to, and the administration thereof is in material compliance with, all applicable laws and regulations, including, without limitation ERISA and the Code, and neither the operation or administration of any such Benefit Plan, nor the transactions contemplated by this Agreement will result in any liability to any Seller, the Business or Buyer under or in respect of any of such Benefit Plans, in Buyer incurring or suffering any liability, or have any adverse effect on the financial condition, assets, liabilities or results of operations of any Seller, the Business or Buyer. All contributions required, by law or by contract, to be made to any Benefit Plans subject to ERISA for any plan year or other period on the basis of which contributions are required, ending before the date hereof, have been made as of the date hereof. Sellers have complied in all material respects with all reporting and disclosure requirements with respect to each Benefit Plan. No such Benefit Plan (including any trust created thereunder), nor any trustee or administrator thereof, has engaged in any transaction prohibited by ERISA or any foreign law, or by Section 4975 of the Code, which could subject any Seller, the Business or such Plan to any penalty imposed under ERISA or to any tax imposed by Section 4975 of the Code or, if any such transaction has occurred, it has been corrected within the meaning of Section 4975 of the Code, and all applicable taxes and penalties with respect thereto have been paid. No "reportable event" as that term is defined in ERISA has occurred with respect to any of the Benefit Plans. No Seller participates, maintains or contributes to (nor has any Seller participated, maintained or contributed to), nor has any liability or obligation under or with respect to, any multi-employer plan governed by or subject to ERISA, nor has it participated, maintained, contributed or incurred any liability in respect of any thereof. No Seller has any liability or obligation with respect to any Benefit Plan or trust related thereto that may have been terminated prior to the date hereof.

             (b) Sellers have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to hiring, wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld all amounts required by law, regulation or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. No Seller has engaged in any unfair labor practice, and there is no unfair labor practice, sexual harassment or other employment-related complaint pending, or, to the knowledge of any Seller, threatened against any Seller or any officer, director or employee thereof. There do not exist any pending worker's compensation claims against any Seller that is not adequately provided for by insurance, subject to deductibles, or any pending or written claim that any workplace of Seller is unsafe.

             (c) Sellers have previously delivered to Buyer a schedule listing each present and former employee of the Business who is currently claiming or is entitled to any health care related benefits mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any of the rules or regulations thereunder.

             (d) Other than as required by COBRA, none of Sellers has offered or provided or is required to offer or provided any post-employment or retiree medical or health benefits or coverage of any nature to any past or present employee (other than to union employees at the Verona, MO plant to the extent expressly required under the Collective Bargaining Agreement). The census data provided to William M. Mercer, Incorporated as of May 1, 2001 in connection with such firm's computation of Accumulated Post-retirement Benefit Obligation as of May 1, 2001 is set forth in Schedule 4.13(d) of the Disclosure Schedule, is true and complete and covers all former employees (and their dependents) who are entitled to retiree health benefits, all active employees who are eligible to receive retiree health benefits and all other active employees who may in the future be entitled to receive retiree health benefits, all as indicated therein.

             (e) No Benefit Plan, including any providing long term disability benefits, covers any employee(s) whose terms of employment are governed by a collective bargaining agreement except as provided for in the Collective Bargaining Agreement.

         4.14 Environmental Matters.

             (a) Except as set forth in Schedule 4.14(a) of the Disclosure Schedule, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored, treated, released, disposed of or discharged on, about, from or affecting any of the Real Properties or, during the period of any ownership, lease or occupancy thereof by any of Sellers, any other property or location heretofore owned, leased or occupied by any of them (the "Prior Properties"), in any material amounts, except for products that have been used, maintained and disposed of in compliance with all applicable laws, rules and regulations and all applicable manufacturer instructions, and none of Sellers has any liability which is based upon or related to any environmental condition, and there is no reasonable basis for any such liability arising. The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, dioxins and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including asbestos and asbestos-containing materials.

             (b) Except as set forth on Schedule 4.14(b) of the Disclosure Schedule, none of Sellers or, to the best knowledge of Sellers, any prior or current owner, tenant or occupant of any part of any of the Real Properties or any of the Prior Properties, has received any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person, firm or entity whatsoever involving the use, disposal, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about any of the Real Properties or caused by any of Sellers or any affiliate thereof (a "Hazardous Discharge"), or any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental, health or safety matter affecting any of the Real Properties or any of the Prior Properties, or any business or operations conducted thereat (an "Environmental Complaint"), under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or under any other federal, state or local law, ordinance, rule or regulation.

         4.15 Receivables. Schedule 4.15(a) of the Disclosure Schedule is a true, accurate and complete item by item aging of the accounts receivable of the respective Sellers as of the recent date indicated therein. Except as set forth on Schedule 4.15(b) of the Disclosure Schedule, and except for a normal and customary reserve for doubtful accounts consistent (as a percentage of outstanding receivables) with past practice, all accounts receivable of any Seller relating to the Business have arisen only from bona fide transactions with unrelated third-parties in the ordinary course of business, and are collectible in the ordinary course of business (without resort to litigation) and in accordance with their respective terms.

         4.16 Inventory. Except as set forth in Schedule 4.16 of the Disclosure Schedule, and except for insignificant quantities thereof, all items of inventory now owned or hereafter acquired (and not subsequently disposed of in the ordinary course of business) are and will be merchantable, and for sale or use in the ordinary course of business, as first quality products and materials, at normal mark-ups, and none of such items is below standard quality. The inventories of the respective Sellers do not include an excessive quantity of any type of inventory or supplies in relation to the normal requirements of the Business consistent with past practice. The practices and experience of the Business with regard to returned items from customers and items returned by any Seller to the original supplier thereof are and have been in conformity with, and not in excess of, normal, industry-wide return practices in the ordinary course of business.

         4.17 Customers and Suppliers. Set forth in Schedule 4.17(a) of the Disclosure Schedule is a list of the names and addresses of each of the twenty
(20) largest customers and the ten (10) largest suppliers (measured by dollar volume of purchases) of the Business, and the dollar amounts and percentages of the Business' revenues and expenses which each such customer or supplier represented, during each of the years ended December 31, 2000 and 1999 and the three (3) months ended March 31, 2001, respectively. Except as set forth in
Schedule 4.17(b) of the Disclosure Schedule, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Seller with any supplier or customer listed in said Schedule 4.17(a).

         4.18 Records. The respective books and records of Sellers are complete and correct in all material respects, and there has been no transaction which properly should have been set forth therein and which has not been accurately so set forth.

         4.19 Disclosure. No representation or warranty by any Seller contained in this Agreement, nor any Exhibit, Schedule or Certificate referenced herein, furnished or to be furnished by or on behalf of any Seller in connection herewith or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained, under the circumstances under which made, not misleading or necessary in order to provide a prospective purchaser of the Acquired Assets with adequate information as to each of Sellers, the Business, the operations thereof, the Acquired Assets and the Owned Real Property. The representations and warranties contained in this Agreement or in any Exhibit, Schedule or certificate in connection with this Agreement shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         4.20 Certain Limitations on Representations and Warranties. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that there are no representations or warranties by or on behalf of any party or any of its respective affiliates or representatives other than those expressly set forth in or made pursuant to this Agreement and BUYER ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, BUYER WILL ACQUIRE THE ACQUIRED ASSETS WITHOUT ANY IMPLIED WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  BILL OF SALE

         KNOW ALL PEOPLE BY THESE PRESENTS THAT DuCoa L.P., a Delaware limited partnership ("DuCoa"), DCV, INC., a Delaware corporation ("DCV") and the general partner of DuCoa, and DCV GPH, INC., a Delaware corporation ("LP") and a limited partner of DuCoa (DuCoa, DCV and LP being together referred to herein as "Sellers" and being individually referred to herein as a "Seller"), for good and valuable consideration paid to Sellers by or on behalf of ABC Corp., a Delaware corporation ("Buyer"), receipt of which is hereby acknowledged, do hereby grant, bargain, sell, transfer and deliver unto Buyer, its successors and assigns, all of the Acquired Assets, as defined in Section 1.1 of the Asset Purchase Agreement, dated as of May 21, 2001, by and between Buyer and Sellers (the "Purchase Agreement"). Capitalized terms used but not defined herein have the respective meanings specified in the Purchase Agreement.


         TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

         In furtherance of the foregoing, Sellers shall any time, and from time to time from and after the date hereof, upon the request of Buyer, promptly do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, instruments, powers of attorney and assurances as may be required or reasonably requested for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer or for aiding and assisting in the collection of, or the reduction to possession of, any or all of the Acquired Assets.

         This sale, conveyance, assignment, transfer and delivery of the Acquired Assets is made free and clear of all Liens, excluding the Permitted Liens.

         Each of Sellers hereby authorizes and grants its power of attorney to Buyer, and appoints Buyer and each officer or agent of Buyer, with full power of substitution, as its true and lawful attorney-in-fact to take any appropriate action in connection with any of the Acquired Assets, in the name of each or any of Sellers or in Buyer's own or any other name, it being understood that this authorization and power of attorney are coupled with an interest and are irrevocable.

         This instrument shall inure to the benefit of and is binding upon the respective successors and assigns of Buyer and Sellers.

         IN WITNESS WHEREOF, Sellers have caused this instrument to be executed as of June 1, 2001.

                                             DuCoa L.P.

                                             By: DCV, Inc., general partner


                                                    By: /s/ Harvey L. Weaver
                                                       ----------------------
                                                       Name: Harvey L. Weaver
                                                       Title: V.P.



                                             DCV, Inc.


                                             By: /s/ Harvey L. Weaver
                                                 ----------------------
                                                 Name: Harvey L. Weaver
                                                 Title: V.P.


                                             DCV GPH, Inc.


                                             By: /s/ Ricky L. Stejskal
                                                 -----------------------
                                                 Name: Ricky L. Stejskal
                                                 Title: V.P.

STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )

         Personally appeared Harvey L. Weaver, Vice President of DuCoa L.P., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said limited partnership, before me on this 31st day of May, 2001.


                                            /s/ Beverly S. Oppenheim-Patterson
                                            ----------------------------------
                                            Notary Public


My Commission Expires:  October 2, 2001
                        ---------------



STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )


         Personally appeared Harvey L. Weaver, Vice President of DCV, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me on this 31st day of May, 2001.


                                            /s/ Beverly S. Oppenheim-Patterson
                                            -----------------------------------
                                            Notary Public


My Commission Expires:  Ocober 2, 2001_
                        --------------


STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )


         Personally appeared Ricky L. Stejskal, Vice President of DCV GPH, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me on this 31st day of May, 2001.


                                            /s/ Beverly S. Oppenheim-Patterson
                                            ----------------------------------
                                            Notary Public


My Commission Expires:  October 2, 2001
                        ---------------

                             Obligations Undertaking

         OBLIGATIONS UNDERTAKING dated, as of June 1, 2001, by BCP Ingredients, Inc., a Delaware corporation ("Buyer"), in favor of DuCoa L.P., a Delaware limited partnership ("DuCoa"), DCV, Inc., a Delaware corporation ("DCV"), and DCV GPH, Inc. a Delaware corporation ("LP", LP, DCV and DuCoa being collectively referred to as "Sellers", and individually as a "Seller").

         WHEREAS, pursuant to an Asset Purchase Agreement, dated as of May 21, 2001 (the "Agreement"), between Buyer and Sellers, Sellers have concurrently herewith sold, assigned, transferred, conveyed and delivered the Acquired Assets (as defined in the Agreement) to Buyer; and

         WHEREAS, in partial consideration therefor, the Agreement requires Buyer to execute and deliver to Sellers this Undertaking;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which by Buyer is hereby acknowledged, Buyer hereby agrees as follows (capitalized terms used but not defined herein having the meanings ascribed thereto in the Agreement):

     1. Subject to the limitations contained herein, Buyer hereby assumes and agrees to perform and discharge the following, but only the extent that the same shall be legally enforceable and shall not have been paid, performed or discharged prior to the Closing (collectively, the "Assumed Obligations");

         (a) the unperformed and unfulfilled obligations of Sellers first accruing after [the Closing Date] (with respect to periods commencing after the Closing Date) under the contracts and agreements listed on Schedule A hereto and expressly assigned to Buyer pursuant to the Agreement, and which, in all cases, conform to the representations and warranties with respect thereto contained in the Agreement, but in all instances, excluding any obligations arising out of any breach or any non-performance of any contract, lease or agreement occurring or existing on or prior to the Closing Date; and

         (b) the Payables (as defined in Schedule 2.1 to the Agreement) as of [the Closing Date], but in each case only to the extent of the definitive amount thereof deducted dollar-for-dollar from and in computing the Purchase Price under said Schedule 2.1;.

         (c) retiree medical benefits under the Collective Bargaining Agreement to the extent set forth in Section 6.6 of the Agreement; and

         (d) accrued vacation for all Designated Employees to the extent there has been a specific dollar for dollar reduction therefor in the Purchase Price (and in the cash portion of the Purchase Price) pursuant to Section 2.5.2 of the Agreement.

         Notwithstanding anything to the contrary contained herein, the Assumed Obligations shall not include the Excluded Liabilities, except only to the extent expressly set forth in this Section 1.

         2. Nothing contained herein shall require Buyer to pay, perform or discharge any obligations assumed hereby so long as Buyer shall in good faith contest the amount or validity thereof, except for payment of the Payables to the extent indicated in Section 1(b) above, which Buyer shall promptly pay, up to the definitive amount thereof deducted in computing the Purchase Price under said Schedule 2.1.

         3. Other than as specifically stated above (and subject to the terms of the Agreement), Buyer assumes no debt, liability or obligation of either of Sellers, whatsoever whether by this Undertaking or the Agreement, and whether arising out of any debt, liability or obligation in respect of any act, occurrence, agreement or state of facts in effect before, on or after the date hereof, and it is expressly understood and agreed that all debts, liabilities and obligations not expressly assumed hereunder by Buyer shall remain the sole obligation of Sellers.

         4. No person, firm or corporation other than Seller shall have any rights under or by reason of this Undertaking or the provisions contained herein.


                                           BCP Ingredients, Inc.


                                           By:   /s/ Dino A. Rossi
                                              --------------------------------
                                                Name: Dino A. Rossi
                                                Title: President

                            Non-Competition Agreement

     AGREEMENT, dated as of June 1, 2001, made, jointly and severally, by DuCoa L.P., a Delaware limited partnership, ("DuCoa"), DCV, Inc., a Delaware corporation ("GP"), and DCV GPH, Inc., a Delaware corporation ("LP", and, together with DuCoa and GP, collectively referred to as the "Obligors" and individually an "Obligor"), in favor and for the benefit of BCP Ingredients, Inc., a Delaware corporation ("Acquiror").


     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of May 21, 2001 (the "Purchase Agreement") (capitalized terms used herein and not otherwise defined are used herein with the meanings ascribed thereto in the Purchase Agreement), Acquiror is acquiring from the Obligors, and the Obligors are transferring, conveying and assigning to Acquiror, the Acquired Assets;

     WHEREAS, the Obligors derive material benefit from the transactions contemplated by the Purchase Agreement and accordingly are willing to enter into this Non-Competition Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which by each of the Obligors is hereby acknowledged, and in order to induce Acquiror to acquire the Acquired Assets pursuant to the terms of the Purchase Agreement, the Obligors, jointly and severally, hereby undertake and agree to and for the benefit of Acquiror as follows:

     1. For a period of five (5) years from the date hereof (the "Limited Period"), no Obligor shall or shall permit any person or entity directly or indirectly (alone or together with others) controlling, controlled by, affiliated with or related to, any of the Obligors (collectively the "Obligor Affiliates") to, directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant, partner or otherwise, any other person or entity):

             (i) own, manage, operate, control, invest in, participate in or be involved with any business anywhere in the world which sells, licenses, distributes, markets or provides any service in respect of any of the Products or any of the associated services which have been, as of the date hereof, sold, distributed, marketed or provided by or through the Business or which are otherwise covered by the definition of the Business; provided that the foregoing shall not prohibit the Obligors from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market or from engaging in the limited actions permitted pursuant to Section 7.8.2 of the Purchase Agreement during the Post-Closing Product Sale Agreement (as defined therein); or

             (ii) without the express prior written consent of Acquiror, directly or indirectly employ or retain or attempt to employ or retain or knowingly arrange or solicit to have any other person or entity employ or retain, as an employee or consultant, any person who then is or during the proceeding two-year period has been an employee of or consultant to Acquiror, or any of Acquiror's affiliates, or who heretofore (during the two-year period ending on the date hereof) has been employed or retained by any of Obligors, in connection with any aspect of the Business.

     2. None of the Obligors shall, nor shall permit any of the Obligor Affiliates to, during the Limited Period and at all times thereafter, (i) divulge or make available to any person or entity, except Obligors' counsels, accountants, lenders or investors, who shall agree, for the benefit of Acquiror, to be bound hereby, or as otherwise expressly consented to in writing by Acquiror, or use, any confidential information or any documents, files or other papers concerning any of the Business or the Acquired Assets or any financial affairs of Acquiror, except such disclosure which is otherwise required by applicable law, regulation or court order; provided, that Obligors give Acquiror reasonable opportunity to contest any requirement to so disclose any such confidential information prior to making any such disclosure, or (ii) publicly disparage Acquiror, or any of Acquiror's Affiliates, or the Business, commit any act, or in any way assist others to commit any act, which would injure Acquiror, or any Acquiror's Affiliates, or the Business as theretofore conducted by Acquiror, provided, however, that this sentence shall not restrict Sellers from bringing in an appropriate legal proceeding any claim it may have against Acquiror under the Agreement or otherwise.

     3. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for any other reason, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction unless the failure to do so would result in a violation of any court order.

     4. Since Acquiror will be irreparably damaged if the provisions hereof are not specifically enforced, Acquiror shall be entitled (without any bond or other security whatsoever being required) to an injunction restraining any violation or attempted violation of this Agreement, and/or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which Acquiror may have.

     5. This Agreement shall inure to the benefit of Acquiror and its successors and assigns and shall be binding upon each of the Obligors and their respective heirs, personal representatives, successors and assigns, and may not be modified or terminated orally.

     6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth in the introductory paragraph hereof.


                                   DuCoa L.P.

                                   By: DCV, Inc, general partner



                                          By: /s/ Harvey L. Weaver
                                              --------------------------------
                                              Name: Harvey L. Weaver
                                              Title: V-Pres.



                                   DCV, Inc.



                                   By: /s/ Harvey L. Weaver
                                       ---------------------------------------
                                          Name:  Harvey L. Weaver
                                          Title: V-Pres.



                                   DCV GPH, Inc.



                                   By: /s/ Ricky L. Stejskal
                                       ---------------------------------------
                                          Name: Ricky L. Stejskal
                                          Title: V.P.

                            NON-COMPETITION AGREEMENT


     AGREEMENT, dated as of [May 30 ], 2001, made by James Doncheck, a resident of the State of Wisconsin, (the "Obligor"), in favor and for the benefit of the BCP Ingredients, Inc., a Delaware corporation (the "Company").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of May 21, 2001 (the "Agreement"), the Company is acquiring from the DCV, Inc., DCV GPH, Inc. and DuCoa L.P. ("Sellers"), and Sellers are transferring, conveying and assigning to the Company, the Acquired Assets (as defined in the Agreement);

     WHEREAS, the Sellers have agreed to make the Obligor available to the Company to assist in the transition of the business sold to the Company and have offered Obligor employment with DCV, Inc.;

     NOW, THEREFORE, for good and valuable consideration (including without limitation such continued employment with DCV, Inc.), the receipt and sufficiency of which by is hereby acknowledged, the Obligor undertakes and agrees to and for the benefit of the Company as follows:

     1. For a period of one (1) year from the date hereof (the "Limited Period"), the Obligor shall not directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant, employee, partner or otherwise, any other person or entity):

                  (i) be employed by or provide services to or for, or own, manage, operate, control, invest in, participate in or be involved with, (A) any business anywhere in the world which sells, licenses, distributes, markets or provides any service in respect of any of the products or services which have been, as of the date hereof, sold, distributed, marketed or provided by or through the Business (as defined in Schedule A attached hereto) or which is otherwise covered by the definition of the Business or the definition of the Products (as defined in Schedule A attached hereto); provided that the foregoing shall not prohibit the Obligor from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; or

                  (ii) without the express prior written consent of the Company, directly or indirectly employ or retain or attempt to employ or retain or knowingly arrange or solicit to have any other person or entity employ or retain, as an employee or consultant, any person who then is or during the proceeding two-year period has been an employee of or consultant to the Company, or any of the Company's affiliates, in connection with any aspect of the Business.

             2. Obligor shall not, during the Limited Period and at all times thereafter, divulge or make available to any person or entity, except as otherwise expressly consented to in writing by the Company, or use, any confidential information or any documents, files or other papers concerning any of the Business or any financial affairs of the Company, except such disclosure which is otherwise required by applicable law, regulation or court order; provided, that Obligor give the Company reasonable opportunity to contest any requirement to so disclose any such confidential information prior to making any such disclosure.

             3. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for any other reason, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction unless the failure to do so would result in a violation of any court order.

             4. Since the Company will be irreparably damaged if the provisions hereof are not specifically enforced, the Company shall be entitled (without any bond or other security whatsoever being required) to an injunction restraining any violation or attempted violation of this Agreement, and/or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that the Company may have.

             5. This Agreement shall inure to the benefit of the Company and its successors and assigns and shall be binding upon the Obligor and his respective heirs, personal representatives, successors and assigns, and may not be modified or terminated orally.

             6. The term "affiliate", when used with respect to the Company means any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

             7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the introductory paragraph hereof.



                                          /s/ James Doncheck
                                       ----------------------------
                                            JAMES DONCHECK

                                   SCHEDULE A

             The "Business" shall mean all business, operations and rights of any of Sellers, or of Buyer or of Buyer's affiliates, pertaining or relating to any or all of the Verona Operations (as hereinafter defined), the M-CAP Operations (as hereinafter defined) and/or any of the Products (as hereinafter defined).

A. "Verona Operations" means the business, operations and rights of any of Sellers or of Buyer or any of Buyer's affiliates for or relating to any of the following products, compounds, chemicals or materials and any and all Derivative Products (as hereinafter defined):

Feedgrade choline chloride products, including:
         50% Dry Choline Chloride
         60% Dry Choline Chloride
         70% Dry Choline Chloride
         70%&75% Aqueous Choline Chloride
         all other choline and choline chloride products and materials for animal and feed uses

Human nutritional choline products, including:
         Choline chloride, FCC
         Choline bitartrate, FCC
                  Regular
                  Coarse
                  Conditioned
                  20 Mesh Conditioned
                  40 Mesh Conditioned
                  Fine, Conditioned (milled by a third party)
         Betaine HCl USP
         Choline Dihydrogen Citrate
         All other choline and betaine and related products for human use.


TMAC (Tetramethylammonium chloride)


Product tolled for EKC
Stabilized Choline Base in Methanol


Product tolled for Velsicol
Sodium Benzoate
Potassium Benzoate

Other:

All other business, operations and rights relating to any and all products, materials and services related to any of the above under this Schedule A.

Any and all other products, compounds, chemicals and materials concurrently processed, produced, tolled and/or marketed, or currently proposed to be processed, produced, tolled and/or marketed, as part of or in connection with any operations or business of any of Sellers, or of Buyer or any of Buyer's affiliates, from or utilizing any of the Verona, MO facilities or any services provided thereat or therefrom, including without limitation Derivative Products (as hereinafter defined).

B. "M-CAP Operations" means the business, operations and rights of any Sellers, or of Buyer or any of Buyer's affiliates, for or relating to any of the following products, compounds, chemicals and materials and any and all Derivative Products:

Baking Soda G110
Baking Soda G130
Baking Soda 435
Baking Soda 516B
Cinnamon H100
F-440
F-441
F-444
F-445
Sodium Diacetate DP-208
Arginine 362
Ascorbic Acid B100
Ascorbic Acid 431
Betaine Hydrochloride 454
Choline Bitartrate 424
Choline Dihydrogen Citrate 430
Copper Gluconate 486
Ferrous Fumarate 451A
Ferrous Fumarate 482
Ferrous Sulfate 481A
Lysine 360
Magnesium Oxide 153
Magnesium Oxide 154
Natural Betaine 454WS
Niacinamide 477A
Riboflavin 357
Thiamine Hydrochloride 355
Thiamine Mononitrate 356
Zinc Oxide 471

Ascorbic Acid B100
Ascorbic Acid 431
Aspartame 311
Aspartame 452
Citric Acid A100
Citric Acid 437
Citric Acid 474
Citric Acid 535
Fumaric Acid 410A
Potassium Chloride C101
Potassium Chloride C102
Sodium Chloride 436A
Sodium Chloride 436B
All products, compounds, chemicals and materials related to any of the above.

C. "Products" includes (i): any and all of the products, materials and services identified or referred to in this Schedule A, and (ii) any and all products, materials and services reflecting or utilizing percentages or portions of any of the chemicals, materials or compounds referred to in this Schedule A which are different than the particular percentages or portions referred to in this Schedule A or reflected in, and which products, materials or services are used for similar purposes as, any of the other Products ("Derivative Products").

                                    Guaranty

             This Guaranty, dated as of June 1, 2001, is made by Balchem Corporation, a Maryland corporation ("Parent") and the parent corporation of BCP Ingredients, Inc., a Delaware corporation (the "Buyer"), in favor of Sellers (as hereinafter defined).

             For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent hereby guarantees the payment of those obligations of Buyer under paragraph (m) of Schedule 2.1 to, and Section 3.9 of, the Asset Purchase Agreement, dated as of May 21, 2001, between Buyer and DuCoa LP, DCV, Inc. and DCV GPH, Inc. ("Sellers") (the "Agreement"), and under paragraph 1(b) of the Obligations Undertaking of Buyer executed and delivered as of the date hereof pursuant to the Agreement (said obligations under said paragraph (m) of said Schedule 2.1 and said Section 3.9 and under said paragraph 1(b) of said Obligations Undertaking being herein called the "Guaranteed Obligations").

             Sellers shall be entitled to enforce this Guaranty against Parent in the event of a default by Buyer in the payment of said Guaranteed Obligations, provided, however, that Parent's obligations under this Guaranty are subject to any and all rights and defenses available to Buyer under or in respect the Agreement (including without limitation under Section 8.6 of the Agreement), but not to any defense of Buyer arising from the bankruptcy or insolvency of Buyer.

             Parent waives any and all defenses and discharges of Buyer pertaining to Guaranteed Obligations, except (i) the defense of discharge by payment in full, and (ii) all rights and defenses available to Buyer under or in respect of the Agreement (including without limitation under Section 8.6 of the Agreement). Parent waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Guaranteed Obligations. Sellers shall not be required first to resort to payment of the Guaranteed Obligations to Buyer before enforcing this Guaranty. Parent also waives the right to a jury trial on any dispute arising from this Guaranty and waives any bond or surety or security upon such bond which might, but for this waiver be required by Sellers.

             IN WITNESS WHEREOF, Parent has duly executed this Guaranty as of the date first written above.

                                               Balchem Corporation


                                               By:  /s/ Dino A. Rossi
                                                  ---------------------------

                                               Its: President
                                                   --------------------------

                            LIMITED RELEASE AGREEMENT


             THIS RELEASE AGREEMENT (the "Agreement") is made and entered into as of June 1, 2001 by and between Balchem Corporation ("Balchem") and DuCoa L.P ("DuCoa").

             WHEREAS, BCP Ingredients, Inc., a subsidiary of Balchem, and DuCoa have entered into an agreement whereby such subsidiary has purchased certain assets from DuCoa and its affiliates; and

             WHEREAS, litigation, including class action litigation, is currently pending in various state and federal courts in which plaintiffs have alleged a variety of antitrust related claims against DuCoa and other choline chloride producers and sellers; and

             WHEREAS, Balchem, as a purchaser of choline chloride products from DuCoa, has asserted claims against DuCoa stemming from Balchem's purchases of choline chloride products prior to January 1, 1999; and

             WHEREAS, DuCoa has denied any liability for claims that may be raised by Balchem as a result of Balchem's purchase of choline chloride products from DuCoa prior to January 1, 1999;

             NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Balchem agrees as follows:

             Balchem does hereby release, remise, quitclaim and forever discharge DuCoa, DCV, Inc., DCV Holdings, Inc. and DCV GPH, Inc. and each of their respective current directors and officers (collectively "Releasees") of and from any and all claims, actions, causes of action, suits and demands, in each case arising under any and all antitrust, unfair competition and similar trade regulation laws and relating to Balchem's purchase of choline chloride products from DuCoa prior to January 1, 1999 (collectively "Antitrust Claims"), including but not limited to any such Antitrust Claims relating to pricing of such choline chloride product so purchased; provided neither this Agreement nor the foregoing shall (i) release, discharge, apply to or affect any claims, actions, cause of action, suits or demands based on or involving product liability, any express or implied warranties, and/or the quality of any product(s), nor any and all Antitrust Claims, or any other claims or causes of action, against any person or entity other than Releasees, nor (ii) constitute or be deemed a waiver or release of any entitlement to or an agreement to return any monies or payments, if any, heretofore received by Balchem in respect of any pending or threatened claims or litigation, whether involving Antitrust Claims or otherwise.

             Balchem and DuCoa represent that the persons executing this Agreement on behalf of each of them is authorized to do so. This Agreement shall be governed by the substantive laws of the State of Delaware.

             This Agreement may be signed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by an authorized officer, agent, representative or attorney, as of the date first set forth above.


Balchem Corporation                                   DuCoa L.P., By DCV, Inc.,
                                                        its general partner



By: /s/ Frank J. Fitzpatrick                          By: /s/ Harvey L. Weaver
    ------------------------                             ----------------------
      Signature                                                 Signature

Frank J. Fitzpatrick, Controller                      Harvey L. Weaver
--------------------------------                      -------------------------
         Name & Title                                       Name & Title

June 1, 2001                                          June 1, 2001
------------                                          ------------
   Date                                                   Date